UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2015

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CHINA GEWANG BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

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Nevada	0-54451	42-1769584
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Xita 23C, Star International, No. 8 Jinsui Road, Pearl River New Town,

 Guangzhou Province, P.R. China 510623

(Address of Principal Executive Office) (Zip Code)

86-024-2397-4663

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

USE OF DEFINED TERMS; CONVENTIONS

Except where the context otherwise requires and for the purposes of this report only:

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"we," "us," "our company," "our" “Company” and "China Gewang" refer to the combined business of China Gewang Biotechnology, Inc., its consolidated subsidiaries and its consolidated affiliate, as the case may be;

●	"Biotechnology International" refers to Biotechnology International Holding Ltd., our direct, wholly-owned subsidiary, a BVI corporation;

●	"Hong Kong Gewang" refers to Hong Kong Gewang Holdings Group Limited, our indirect, wholly-owned subsidiary, a Hong Kong corporation;

●	"Gewang Selenium" refers to Gewang Selenium Enrichment Information Consulting (Shenzhen) Co., Ltd., our indirect, wholly-owned subsidiary, a Chinese corporation;

●	“Guangdong Gewang” refers to Guangdong Gewang Biotechnology Co., Ltd., our indirect, consolidated affiliate, a Chinese corporation;

●	"SEC" refers to the United States Securities and Exchange Commission;

●	"China," "Chinese" and "PRC," refer to the People's Republic of China, excluding Hong Kong, Macao and Taiwan;

●	"Renminbi" and "RMB" refer to the legal currency of China;

●	"U.S. dollars," "dollars" and "$" refer to the legal currency of the United States;
●	"Securities Act" refers to the United States Securities Act of 1933, as amended; and

●	"Exchange Act" refers to the United States Securities Exchange Act of 1934, as amended.

Solely for the convenience of the reader, this report contains conversions of certain Renminbi amounts into U.S. dollars at specified rates. Except as otherwise indicated, all conversions from Renminbi to U.S. dollars were made based on the Exchange Rate on February 28, 2015, which was RMB 6.17 to $1.00. No representation is made that the Renminbi or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all. See “Risk Factors—Risks Related to Our Business— Fluctuations in exchange rates could adversely affect our business and the value of our securities” for a discussion of the effects on the Company of fluctuating exchange rates.

ITEM 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 20, 2015, we entered into and closed an exchange agreement with Biotechnology International and all of the shareholders of Biotechnology International (the "Exchange Agreement"), pursuant to which all of the shareholders of Biotechnology International transferred all of the issued and outstanding stock of Biotechnology International to us, and we issued to the shareholders of Biotechnology 32,000,000 shares of our common stock (the “ Share Exchange ”).  We currently have 35,500,000 shares of common stock issued and outstanding.

Shili Zhang is a director and 25% shareholder in Biotechnology International.  Mr. Wang served as our sole director until the completion of the Share Exchange.

ITEM 2.01        COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On April 20, 2015 (the "Closing Date"), we completed an acquisition of Biotechnology International pursuant to the Exchange Agreement. The acquisition was accounted for as a "reverse acquisition" effected as a recapitalization effected by a share exchange, wherein Biotechnology International is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

As a result of the acquisition, our consolidated subsidiaries now include Biotechnology International, our wholly-owned subsidiary which is incorporated under the laws of the British Virgin Islands, Hong Kong Gewang, a wholly-owned subsidiary of Biotechnology International which is incorporated under the laws of Hong Kong, Gewang Selenium, a wholly-owned subsidiary of Hong Kong Gewang which is incorporated under the laws of the PRC, and Guangdong Gewang, a limited liability company incorporated under the laws of the PRC which is effectively and substantially controlled by Gewang Selenium through a series of agreements.

We have included in Item 5,06 below the information that would be required if the registrant were filing a general form for registration of securities on Form 10, including a complete description of the business and operations of Biotechnology International and its operating subsidiaries in Item 5.06 below, which is incorporated herein by reference.

ITEM 5.01        CHANGES IN CONTROL OF REGISTRANT

As a result of the closing of the Exchange Agreement, Shili Zhang, who prior to the Share Exchange owned 43% of our outstanding common stock, now owns 27% of our outstanding common stock, and the twenty former shareholders of Biotechnology International (including Shili Zhang) now own 94% of the total outstanding shares of our common stock.

ITEM 5.02	DEPARTURE OF CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 20, 2015, pursuant to covenants in the Exchange Agreement, Shili Zhang, who was the sole member of our board of directors prior to the Share Exchange, appointed the following individuals to serve as the officers and directors of China Gewang:

Name	Position
Shili Zhang	Chairman, Chief Executive Officer
Fengxia Wu	Chief Financial Officer, Secretary, Treasurer, Director

Lingjing Zhao	Vice President - Operations, Director

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 5.06 of this report, which disclosure is incorporated herein by reference.

ITEM 5.03	CHANGE IN FISCAL YEAR

 The fiscal year-end for Biotechnology International is November 30.  On April 20, 2015, the Board of Directors of the Company approved changing the fiscal year-end of the Company from December 31 to November 30 as a result of the reverse acquisition of Biotechnology International.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS

On April 20, 2015, the Company acquired Biotechnology International in a reverse acquisition transaction. Prior to the Share Exchange, the Company was a shell company as defined in Rule 12b-2 under the Exchange Act. As a result of the transactions under the Exchange Agreement, the Company is no longer a shell company.  Accordingly, we are including in this Report the following information, which is the information that would be included in a Form 10 if we were to file a Form 10 with the SEC.

DESCRIPTION OF BUSINESS

We conduct our operations through Guangdong Gewang, our consolidated affiliate. Guangdong Gewang, founded in June, 2010, is a company engaged in marketing selenium supplements. Guangdong Gewang's offices are located in Guangzhou City, People’s Republic of China.

The Parent Company

China Gewang was incorporated on May 29, 2009 in accordance with the laws of the State of Nevada under the name Rich Star Development. On January 8, 2015 the Company's corporate name was changed to "China Gewang Biotechnology, Inc." The name change was effected, pursuant to Nevada Revised Statutes Section 92A.180, in connection with the merger of a subsidiary into China Gewang.

China Gewang was originally formed for the purpose of sourcing and distributing food products, paper products, janitorial products, restaurant utensils and equipment to the food service industry in the PRC. Due to lack of financing, the Company never initiated operations. On December 1, 2014, control of the Company was transferred by its management and its primary shareholders to Shili Zhang.  Mr. Zhang immediately abandoned the Company's prior business plan, at which point China Gewang became a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934.

Organization of Biotechnology International and Acquisition by China Gewang

The corporate structure of China Gewang and its subsidiaries and affiliates was developed through the following steps:

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In June 2010 three individuals (Shili Zhang, Yun Zeng, Wei Xu) organized Guangdong Gewang as a limited liability company in the PRC under the name “Guangzhou Qinxiyuan Food Co., Ltd.” The registered equity was allocated among the founders thus:  Shili Zhang - 54%, Yun Zeng - 28%, Wei Xu - 18%. On December 27, 2011, the Company changed its name to Guangzhou Qinxiyuan Biotechnology Co., Ltd. Subsequently on July 17, 2013, the name was changed to Guangzhou Gewang Biotechnology Co., Ltd. Since the time of its organization, Guangdong Gewang has been engaged in the wholesale marketing of selenium supplements. Since January 2014 it has also engaged in retail marketing of selenium supplements.

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On June 3, 2014 Bing Hua Wu, a resident of the PRC, organized Hong Kong Gewang in Hong Kong.  Bing Hua Wu organized Hong Kong Gewang at the behest of Shili Zhang, as the first step in Mr. Zhang's plan to place Guangdong Gewang under foreign control. The registered capital of Hong Kong Gewang was 10,000 Hong Kong Dolllars. Mr. Zhang established Hong Kong Gewang to take advantage of tax advantages offered by the government of China to Wholly Foreign-Owned Enterprises ("WFOEs") whose equity-owners are Hong Kong residents. On August 29, 2014 Bing Hua Wu transferred the capital stock of Hong Kog Gewang to Shili Zhang, who in turn transferred it to Bin Wang on October 17, 2014. On January 20, 2015 Bin Wang transferred the shares to Gao Yishi Yang, a resident of Beijing.

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On March 10, 2015 Hong Kong Gewang received a Certificate of Approval from the local government of the PRC approving the establishment of Gewang Selenium as a WFOE wholly-owned by Hong Kong Gewang.

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After obtaining the certificate of approval, the WFOE then needs to go through the enterprise annual inspection by the State Administration of Foreign Exchange (SAFE) and by the Trade and Industrial Bureau during the annual inspection period every year. The purpose of the annual inspection is to insure compliance with the regulations governing ownership and funding of WFOEs.  If the WFOE fails to go through the annual inspection as required, the certificate of approval will be revoked, and we would be required to dispose of our WFOE.  For that reason, we will exercise care to comply fully with all regulations applicable to the establishment and maintenance of a WFOE.

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On March 17, 2015 Shili Zhang organized Biotechnology International under the BVI Business Companies Act, 2004 in the British Virgin Islands. Mr. Zhang was appointed Director of Biotechnology International, and held 25% of the outstanding shares. The remainder of the 50,000 outstanding shares were purchased for US$1.00 each by nineteen of Mr. Zhang's business associates, none of whom acquired more than 4.9% of the outstanding shares. Mr. Zhang organized a British Virgin Islands holding company because the tax policies as well as the flexible corporation laws of the British Virgin Islands are advantageous to residents of the PRC requiring an offshore holding company.

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On April 2, 2015 Gao Yishi Yang transferred to Biotechnology International all of the outstanding shares of Hong Kong Gewang in exchange for 10,000 Hong Kong Dollars.

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On April 6, 2015 Gewang Selenium, Guangdong Gewang and the equity owners in Guangdong Gewang  entered into the VIE Agreements discussed below, as a result of which Guangdong Gewang became a controlled affiliate of Gewang Selenium.

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On April 20, 2015 China Gewang acquired all of the capital stock of Biotechnology International through the Share Exchange with the shareholders of Biotechnology International. This reverse acquisition transaction vested in China Gewang ownership of the chain of subsidiaries described above.

After the Share Exchange, our current organizational structure is as follows:

China Gewang Biotechnology, Inc., a Nevada corporation

Biotechnology International Holding Ltd., a BVI corporation

Hong Kong Gewang Holdings Group Limited, a Hong Kong corporation

Outside PRC

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Gewang Selenium Enrichment Information Consulting (Shenzhen) Co., Ltd., a PRC corporation

Inside PRC

Ownership:

Shili Zhang - 54%, Yun Zeng - 28%, Wei Xu - 18%

Contractual Relationships

Guangdong Gewang Biotechnology Co., Ltd., a PRC corporation

Contractual Arrangements with our Controlled Consolidated Affiliate and its Shareholders

On April 6, 2015, prior to the reverse acquisition transaction, Gewang Selenium and Guangdong Gewang and its shareholders, Shili Zhang, Yun Zeng and Wei Xu, entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Guangdong Gewang became Gewang Selenium’s contractually controlled affiliate. The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government. Although Guangdong Gewang falls under an industry that is not a restricted or forbidden to foreign investment, PRC regulations make only certain methods of foreign ownership permissible.  Stock exchanges are not a permissible method of gaining foreign ownership of a PRC operating company under current PRC regulations.  In order for Gewang Selenium to acquire ownership of Guangdong Gewang, Gewang Selenium would have to purchase Guangdong Gewang for cash, and the purchase price would be subject to the approval of the Ministry of Commerce, which would only approve the purchase price after a lengthy review to determine that the purchase price was commercially fair.

Due to the obstacles to actual acquisition of Guangdong Gewang, the Company utilized the VIE Agreements in order to properly gain control and the economic benefits of Guangdong Gewang.  The VIE Agreements included:

(1)

an Exclusive Technical Service and Business Consulting Agreement between Gewang Selenium and Guangdong Gewang pursuant to which Gewang Selenium is to provide technical support and consulting services to Guangdong Gewang in exchange for (i) 95% the total annual net profit of Guangdong Gewang and (ii) RMB10,000 per month ($1,621).

(2)

a Call Option Agreement among Shili Zhang, Yun Zeng,Wei Xu and Gewang Selenium under which the shareholders of Guangdong Gewang have granted to Gewang Selenium the irrevocable right and option to acquire all of the equity interests in Guangdong Gewang to the extent permitted by PRC law. If PRC law limits the percentage of Guangdong Gewang that Gewang Selenium may purchase at any time, then Gewang Selenium may repeatedly exercise its option in such increments as may be allowed by PRC law. The exercise price of the option is RMB1.00 ($0.16) or any higher price required by PRC law. This option could be exercised if, in the future, the PRC liberalizes the regulations governing acquisition of PRC entities, or if China Gewang transferred to Gewang Seleniuma sufficient capital to satisfy the requirements of the Ministry of Commerce as to an adequate purchase price.  In the meantime, the Call Option Agreement serves to protect the Company’s interest in Guangdong Gewang, as Guangdong Gewang shareholders agree to refrain from taking certain actions which might harm the value of Guangdong Gewang or Gewang Selenium’s option;

(3)

a Proxy Agreement by Shili Zhang, Yun Zeng and Wei Xu pursuant to which they each authorize Gewang Selenium to designate someone to exercise all of their shareholder decision rights with respect to Guangdong Gewang; and

(4)

A Share Pledge Agreement among Shili Zhang, Yun Zeng, Wei Xu, Guangdong Gewang and Gewang Selenium under which the shareholders of Guangdong Gewang have pledged all of their equity in Guangdong Gewang to Gewang Selenium to guarantee Guangdong Gewang’s and Guangdong Gewang’s shareholders’ performance of their obligations under the Exclusive Technical Service and Business Consulting Agreement, the Call Option Agreement and the Proxy Agreement.

 As discussed above, share exchanges are not permitted methods to transfer ownership of PRC operating companies to foreign investors.  As a result, the VIE agreements through the Call Option and Share Pledge Agreement, attempt to give Gewang Selenium the option to gain actual ownership of the shares of Guangdong Gewang in the event it is can be achieved in accordance with PRC laws.   The transfer of ownership interests in Guangdong Gewang to Gewang Selenium would be beneficial to U.S. investors because having ownership control, in contrast to contractual rights over Guangdong Gewang, strengthens the control the US parent company has over the operating company Guangdong Gewang.

The VIE Agreements with our Chinese affiliate and its shareholders, which relate to critical aspects of our operations, may not be as effective in providing operational control as direct ownership. In addition, these arrangements may be difficult and costly to enforce under PRC law.  To date, Guangdong Gewang has not made any payment to Gewang Selenium, but all amounts due under the Exclusive Technical Service and Consulting Agreement have been accrued. Our plan for the forseeable future is that Guangdong Gewang will make payments to Gewang Selenium to the extent necessary for that entity and Hong Kong Gewangg  to pay their expenses.  Guangdong Gewang may also make payments to Gewang Selenium for the purpose of funding the expenses of our U.S. parent company, although in the near term we expect to fund those expenses by borrowing U.S. Dollars from related parties.  The remainder of the obligations of Guangdong Gewang to Gewang Selenium will be accrued without interest, penalties or other compensation for the delay in payment.  See “Risk Factors - Risks Relating to the VIE Agreements.”

Under the terms of the VIE Agreements, Guangdong Gewang and its shareholders are contractually required to operate Guangdong Gewang prudently and effectively in a manner intended to maximize profits.  Without the consent of Gewang Selenium, Guangdong Gewang’s shareholders may not allow it to: dispose of or mortgage its assets or income (except in the ordinary course of business); increase or decrease its registered capital (including issuing any equity securities); enter into any material agreements with its shareholders outside of the ordinary course of business; appoint or remove any of Guangdong Gewang’s directors or management; make any distribution of profits or dividends; or be terminated, liquidated or dissolved.

However, Guangdong Gewang is not specifically prohibited from acting in certain ways which could reduce its value to the Company.  For example, Guangdong Gewang can pay its officers and directors compensation without Gewang Selenium’s consent, and such compensation could reduce the net profits payable by Guangdong Gewang to Gewang Selenium under the terms of the Exclusive Technical Service and Business Consulting Agreement.

Description of our Business

Guangdong Gewang was founded in June 2010 in Guangzhou City, with registered capital of RMB 10 million (US$1,620,745). Guangdong Gewang is engaged in the sale of selenium supplements within the PRC. It is a standing member of Chinese Selenium Supplements Association.

Guangdong Gewang initiated its business by cooperating with the Academy of Agricultural Sciences of Shandong Province in the development of formulas for three selenium supplements: a selenium capsule, a capsule combining selenium with glossy ganoderma (a therapeutic mushroom), and a selenium powder. The Academy has given Guangdong Gewang an exclusive license to manufacture and market the three products. As a result of our relationship with the Academy, Guangdong Gewang has required no investment in research and development within the past three years.

The Academy also assisted Guangdong Gewang in identifying manufacturing companies possessing the advanced technology needed to produce the products. Guangdong Gewang now outsources the manufacturing of the products, then sells them under the registered brand “Jindanli”.

Initially, for the convenience of management, Guangdong Gewang marketed exclusively on a wholesale basis to distributors of health care products. Early in 2014, as the Company developed the necessary infrastructure, Guangdong Gewang commenced direct marketing to consumers from its executive "home office." Then in September 2014 we opened a physical store dedicated to the sale of Jindanli products.

We are one of the first and one of the few participants in a new and growing industry: selenium supplements.

Selenium

Selenium is one of the "essential" nutrients for humans, meaning that our bodies cannot make it, and so we have to get it from our diet. Without it the heart, joints, eyes, immune system or reproductive system can suffer. Yet humans only need to eat a trace of selenium every day, about 55 micrograms or millionths of a gram.

Selenium was discovered as an element in 1817 by the Swedish chemist Jöns Jacob Berzelius, who determined the atomics weights of many elements and developed a system of chemical symbols. It was first thought to be a toxin, but scientists determined that selenium was an essential mineral in the 1950s. By the 1960s doctors began researching selenium's possible tumor fighting properties in animals, according to the American Cancer Society.

Scientists now know selenium is necessary in the body's production of selenoproteins, a family of proteins that contain selenium in the form of an amino acid. So far, 25 different selenoproteins in the body have been isolated, but only half of their functions have been identified. Selenium is one of several nutrients known to have antioxidant properties, meaning selenium plays a part in chemical reactions that stop free radicals from damaging cells and DNA. Free radicals are unstable molecules from environmental toxins, or from byproducts of the human body's metabolism. In 1973, a paper published by JT Rotruk et al. showed that selenium is the basic component of erythrocyte glutathione peroxidase (GSH-PX), an enzyme that removes harmful substances produced by cell respiration. Further research into the antioxidant functions of selenium have shown that six other enzymes (glycine reductase, formate dehydrogenase, nicotinic acid hydroxylase, sulfur dehydrogenase and xanthine solution enzyme) are activated only in the presence of  selenium.

Human and animal research has found selenoproteins are involved in embryo development, thyroid hormone metabolism, antioxidant defense, sperm production, muscle function and the immune system's response to vaccinations. Antioxidant supplements, including selenium, are often touted to help prevent to heart disease, cancer and vision loss.

Selenium supplements in particular are purported to help people with asthma, and reduce the risk of rheumatoid arthritis and cardiovascular disease. Selenium levels drop with age, so some have claimed selenium can slow the aging process, cognitive decline and dementia. Low selenium levels are also implicated in depression, male infertility, weak immune systems and thyroid problems.

Plants grown in soil containing selenium convert it into a form that is usable to humans or animals. Soil around the world varies in its selenium concentration. The higher the concentration of selenium in soil, the higher the concentration of selenium in crops. Soil in Nebraska, South and North Dakota, for example,  is especially rich in selenium, and people living in these areas typically have the highest dietary intake of selenium in the United States.

Soil in some areas of China and Russia is naturally low in selenium. Selenium deficiencies in the Keshan region in northeast China were severe enough to spur a form of heart disease called cardiomyopathy, now called Keshan's disease. Chinese government programs to supplement people's diets with selenium in the 1970s greatly reduced cases of Keshan disease, according to the National Institutes of Health's Office of Dietary Supplements.  Low selenium levels in China, Tibet and Siberia may also play a role in a type of osteoarthritis called Kashin-Beck disease.

72% of the land in China is selenium-poor. In the area from the three provinces in Northeast China to the Yunnan Guizhou plateau, two-thirds of the arable land is recognized as having selenium deficiency, where the selenium content of the principal crops is less than 0.05ppm.

Selenium Toxicity

The human body only needs a trace amount of selenium, so it is possible to overdose with selenium supplements. For example, in 2008, a liquid dietary supplement that was 200 times more concentrated than advertised led to selenium poisoning in more than 200 people in the U.S. The most common effects were diarrhea, fatigue, hair loss, joint pail, brittle nails and nausea. A third of the people affected continued to experience symptoms 90 days after taking the mislabeled supplements.

Taking too much selenium over time can lead to selenosis, which can cause hair loss, nail loss, nausea, irritability, fatigue and some nerve damage. Other symptoms of chronic selenium overdose are a metallic taste in the mouth, and a garlic scent on the breath. A selenium overdose can cause skin lesions and nervous system abnormalities. In severe cases, selenium toxicity can cause tremors, kidney failure, cardiac failure, respiratory distress or even death.

The Institute of Medicine's Food and Nutrition Board caps the safe daily intake of selenium at 45 micrograms for infants, 60 to 90 micrograms in toddlers, 150 to 280 micrograms in prepubescent children and 400 micrograms in adults.

Selenium may increase the risk of bleeding if it's combined with blood thinners such as clopidogrel (Plavix), coumadin, heparin or aspirin, according to the University of Maryland Medical Center. Animal studies show selenium supplements may also extend the effects of sedatives. And antioxidant supplements that included selenium have been shown to interfere with cholesterol-lowering treatments.

For these reasons, our marketing program combines both information about the need for adequate selenium intake with advice and warnings about the risk of excess ingestion of selenium.

The Opportunity in China

The importance of selenium to human health and the fact of selenium deficiency in large parts of China create a vast market potential for development. In the past decade, Chinese government policy has helped to enhance the potential of that market.

Since 2008, the government has assisted Ankang City in developing selenium-rich products as a pillar industry. Government officials reviewed the experience of selenium supplement at home and abroad, and solicited the opinions of experts on selenium supplement research. Based on that review, the government developed the first provincial “selenium content standards" for Shaanxi Province, completed a census of selenium-rich resources in Ankang, drew an atlas of soil rich in selenium, established a selenium-rich food label system, selenium research and development institutions, cultivated selenium-rich food enterprises, and organized a food industry association, established a sound selenium-rich food industry development framework and system.

The industry remains in its infancy, however. Selenium-rich products, whether supplements or agriculture and livestock products, are offered in limited variety. Production costs are high because the products have not achieved economic scale yet. In addition, because the industry is new, the quality of selenium-rich health products is uneven.

Our Products

We have licensed from the Shandong Academy of Agriculture the exclusive right to manufacture and market products with three formulas developed and owned by the Academy. In compensation for the license, we pay the Academy a fee of 50,000 RMB ($8,104) per month.

We currently offer three products for sale under the brand "Jindanli":

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Selenium Capsules. 52% of our sales in fiscal year 2014 were sales of our selenium capsules. The selenium capsules are sold in a box of 300 capsules, with a recommended dosage of one capsule twice daily. A box of selenium capsules (i.e. a five month supply) retails for 1,380 RMB ($224) with a wholesale price of 650 RMB ($105).

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Selenium - Glossy Ganoderma Capsules. 32% of our sales in fiscal year 2014 were sales of our selenium - glossy ganoderma capsules. Glossy ganoderma is an edible fungus, known as the "magical oriental mushroom" in traditional Chinese medicine. Glossy ganoderma is believed to boost energy, control blood pressure, and strengthen the immune system. Guangdong Gewang offers glossy ganoderma combined with selenium because the anti-oxidant effects of the selenium help prevent oxidation of the glossy ganoderma spore powder, thereby maximizing the effectiveness of the gloss ganoderma. A box of 300 selenium - gloss ganoderma capsules (i.e. a five month supply) retails for 1,380 RMB ($224) with a wholesale price of 650 RMB ($105).

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Organic Selenium Powder. 16% of our sales in fiscal year 2014 were sales of our selenium powder. We offer the selenium powder in a box of 90 bags, with a recommended dosage of one or two bags. A box (i.e. a 1½ to three month supply) retails for 1,380 RMB ($224) with a wholesale price of 650 RMB ($105).

The only significant raw material needed for our selenium capsules and selenium powder is selenium.  Selenium is readily available, as it has numerous industrial uses. For our selenium - glossy ganoderma capsules, we also need glossy ganoderma. Historically, the reisha mushroom, which is the source of gloss ganoderma, was rare in the wild. Recently, however, farmers have been successful in domesticating the reisha mushroom, and there is now a widespread use and availability of products of the reisha mushroom, including gloss ganoderma. As a result, sourcing our raw materials is not a matter of concern, nor are we subject to significant effects from changes in the prices of our raw materials.

Manufacturing

Currently, we outsource our manufacturing to three production companies:

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Yantai Yisheng Pharmaceutical Co., Ltd., which produces our selenium capsules;

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Taian Zhishengtang Ganoderma Lucidum Co., Ltd., which produces our selenium - glossy ganoderma capsules; and

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 Suqian Zhongnongke Food Co., Ltd., which produces our Organic Selenium Powder.

Guangdong Gewang maintains relatively little inventory, other than the shelf supplies at our physical store. Generally, upon receipt of an order from our customer, we place a corresponding order with the appropriate manufacturer. Guangdong Gewang then strictly supervises the production process, inspects and accepts the finished product. When the products are ready for shipment, our logistics team engages a delivery service to pick up the product from the manufacturer's site and deliver it to the customer, at our cost.

We have signed with each manufacturer, as well as with the Shandong Academy of Agricultural Sciences, a Product Manufacture and Purchase Agreement. The agreement has a five year term, and mandates that the products be manufactured to specification, with the manufacturer bearing responsibility for any product defects. The agreement gives Guangdong Gewang the authority to supervise the manufacturing process. We have also signed with each manufacturer a Non-Disclosure Agreement, which requires the manufacturer to protect our product formula and trade secrets, and prevents the manufacturer from entering into any venture in competition with us.

Marketing

Selenium deficiency is harmful to all humans. It is of particular concern, however, to the elderly and to lactating women. As we deliver information to the populations of areas with selenium-poor soil, those two groups are our target market. Nevertheless, our staff is committed to raising awareness of selenium issues throughout China, particularly in the eastern regions with large populations and selenium-poor soil. Besides media advertising, our marketing staff makes personal appearances throughout our prime markets, both to raise awareness of the problem of selenium deficiency and to educate consumers about the proper use of selenium supplements and the risks of excess selenium ingestion.

At present, Guangdong Gewang has distribution agreements with eight well-established distributors of health care products. Each distributor is assigned an exclusive market and barred by contract from selling in other regions.  During fiscal year 2014, none of the eight distributors contributed more than 19% to our revenue, and none contributed less than 10% of our revenue. The eight distributors and their designated regions are:

Distributor	Market
Dongguan Renzheng Pharmaceuticals and Trading Co., Ltd	Dongguan
Shenzhen Youmeikang Biotechnology Co., Ltd.,	Shenzhen
Foshan Kangchen Biotechnology Co., Ltd.	Foshan
Fujian Beier Pharmaceuticals Co., Ltd.,	Fujian
Guangdong Sinopharm Pharmaceuticals Co., Ltd.	Guangdong
Huizhou Liqi Pharmaceuticals Co., Ltd	Huizhou
Shanwei Pharmaceutical Health Product Co., Ltd.,	Shanwei
Heyuan Kangning Pharmaceuticals Co., Ltd.	Heyuan

Our distribution agreements require that the distributor pay 30% of the purchase price when the order is placed, the remaining 70% within seven days after delivery. Guangdong Gewang warrants that the products will conform to all the requirements set forth in the New National Pharmacopeia of the National Food and Drug Supervision and Management Bureau, and that all products will have a remaining viable period of no less than 12 months when delivered.

Our distribution agreements with the distributors do not prevent them from selling competitor's selenium products. Rather we assure ourselves of their loyalty by providing intense advertising of our brand in the distributors' regions, thereby making sale of the Jindanli products an attractive, low-effort proposition for our distributors.

Competition

There are few manufacturers of selenium supplements, as the industry is in its early development period. Where we do face competition, our effort is to associate the Jindanli products with quality, specifically:

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The Jindanli Selenium Capsule is designed using carageenan capsules to offer rapid absorption and high quality, yielding a product useful for all persons in need of added selenium in their diet.

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The Jindanli Selenium - Glossy Ganoderma Capsules offer an attractive combination of contemporary biotechnology with traditional healing. We source pure ganoderma spore powder from Mount Taishan wood, combine it with Jindanli selenium and package it in a carageenan capsule.

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The Jindanli Organic Selenium Powder provides the benefits of selenium to infants and the infirm, for whom swallowing capsules is difficult.

The limited size of the selenium supplements industry has had one unfortunate effect on the potential market. As there is no widely-known brand of selenium supplements, many potential customers first experience of selenium supplements comes from one of many small enterprises that offer products of poor quality with unsupportable health claims. This situation has led to a generally poor opinion of selenium supplements among the Chinese people. Development of our market will require promotion and publicity to build confidence in established brands.

We believe that the quality of our products, along with our association with top quality manufacturers and distributors, will enable us to compete effectively, even as the selenium supplement industry grows.

Our Growth Strategy

Now that we have a nationwide reach through the wholesale and retail operations carried on at our home office, our immediate plan is to bring intense marketing to regions where the need for selenium supplements is most pronounced, by locating dedicated stores. The stores will carry only the Jindanli products, allowing us, by our pronounced presence, to bring attention to the issue of selenium deficiency, attract new customers, and provide them the information about the proper use of selenium supplements that they require. The stores will also function as promoters of the Jindanli brand, allowing us to fill the void in the selenium industry that lacks any well-known brand.

We opened our first store, in Chancheng, in September 2014, and intend to open two or three more stores in 2015.  Each store requires an investment of 300,000 to 400,000 RMB ($48,622 to $64,830) along with working capital of 100,000 to 200,000 RMB ($16,207 to $32,414).

Once we have developed the model for expansion of our stores, we plan to turn our attention to developing our own manufacturing capacity. The cash resources that we have accumulated, and the positive cash flow that we are experiencing from our operations, will enable us to supplement and support our manufacturers by developing our own manufacturing capacity.

All of our development activities will be tied together by our efforts to bring our brand to the national consciousness. Our concerted effort will be to associate the developing awareness of the issue of selenium deficiency with our brand, by advertising our brand name, brand colors and brand logo in association with explanations of our product quality and concern for the health of our customers. In this way, we hope to place Jindanli in the forefront of the national effort to eradicate selenium deficiency.

Government Regulation

Because our operating affiliate, Guangdong Gewang, is located in the PRC, our business is regulated by the national and local laws of the PRC. We believe our conduct of business complies with existing PRC laws, rules and regulations.

General Regulation of Businesses

We believe we are in material compliance with all applicable labor and safety laws and regulations in the PRC, including the PRC Labor Contract Law, the PRC Production Safety Law, the PRC Regulation for Insurance for Labor Injury, the PRC Unemployment Insurance Law, the PRC Provisional Insurance Measures for Maternity of Employees, PRC Interim Provisions on Registration of Social Insurance, PRC Interim Regulation on the Collection and Payment of Social Insurance Premiums and other related regulations, rules and provisions issued by the relevant governmental authorities from time to time.

 According to the PRC Labor Contract Law, we are required to enter into labor contracts with our employees. We are required to pay no less than local minimum wages to our employees. We are also required to provide employees with labor safety and sanitation conditions meeting PRC government laws and regulations and carry out regular health examinations of our employees engaged in hazardous occupations.

 Foreign Currency Exchange

 The principal regulation governing foreign currency exchange in China is the Foreign Currency Administration Rules (1996), as amended (2008). Under these Rules, RMB is freely convertible for current account items, such as trade and service-related foreign exchange transactions, but not for capital account items, such as direct investment, loan or investment in securities outside China unless the prior approval of, and/or registration with, the State Administration of Foreign Exchange of the People’s Republic of China, or SAFE, or its local counterparts (as the case may be) is obtained.

Pursuant to the Foreign Currency Administration Rules, foreign invested enterprises, or FIEs, in China may purchase foreign currency without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange (subject to a cap approved by SAFE) to satisfy foreign exchange liabilities or to pay dividends. In addition, if a foreign company acquires a subsidiary in China, the acquired company will also become an FIE. However, the relevant PRC government authorities may limit or eliminate the ability of FIEs to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from, and/or registration with, SAFE.

Dividend Distribution

Under applicable PRC regulations, FIEs in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a FIE in China is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until the cumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends.

The Enterprise Income Tax Law and its implementing rules generally provide that a 10% withholding tax applies to China-sourced income derived by non-resident enterprises for PRC enterprise income tax purposes unless the jurisdiction of incorporation of such enterprises’ shareholder has a tax treaty with China that provides for a different withholding arrangement. Gewang Selenium is considered a FIE and is directly held by our subsidiary in Hong Kong, Hong Kong Gewang. According to a 2006 tax treaty between the Mainland and Hong Kong, dividends payable by an FIE in China to the company in Hong Kong that directly holds at least 25% of the equity interest in the FIE will be subject to a no more than 5% withholding tax. We expect that such 5% withholding tax will apply to dividends paid to Hong Kong Gewang by Gewang Selenium, but this treatment will depend on our status as a non-resident enterprise.

Employees

Guangdong Gewang has 36 employees:  25 in administration,9 in sales and customer service, and 2 responsible for delivery logistics. All are full-time employees.

Property

Because our business is exclusively sales, we require only modest real property to operate. Until we opened our retail store in Chancheng, our only location was our home office, which houses both our administrative functions and our marketing operations. We lease that property for an annual fee of 492,000 RMB ($79,740), with a lease termination date of July 31, 2015.

We lease our store in Chancheng under a lease terminating on August 31, 2015 for an annual rental of 276,000 RMB ($44,733).

RISK FACTORS

Investing in our common stock involves risk. You should carefully consider the risks described below together with all of the other information contained in this Report, including the financial statements and the related notes, before deciding whether to purchase any shares of our common stock. If any of the following risks is realized, our business, financial condition or operating results could materially suffer. In that event, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks Related To Our Business

 Our management has limited experience in managing and operating a public company. Any failure to comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, results of operations and financial condition.

Our management personnel have no prior experience managing and operating a public company.  They will rely in many instances on the professional experience and advice of third parties, including our attorneys and accountants. None of the members of our management staff were educated and trained in U.S. business systems, and we may have difficulty hiring new employees in the PRC with such training. As a result, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet U.S. standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002, as amended. This may result in significant deficiencies or material weaknesses in our internal controls, which could impact the reliability of our financial statements and prevent us from complying with the SEC rules and regulations. Failure to comply with any laws, rules, or regulations applicable to our business may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition and could result in delays in developing of an active and liquid trading market for our common stock. To the extent that the market place perceives that we do not have a strong financial staff and financial controls, the market for, and price of, our stock may be impaired.

The lack of expertise in U.S. GAAP among the staff of our finance department could result in errors in our filings.

The books and records of Guangdong Gewang, our operating entity, are maintained in accordance with bookkeeping practices that are customary in China.  The financial statements of Guangdong Gewang and Gewang Selenium are prepared in accordance with accounting principles generally accepted in China.  The staff of our finance department, which prepares those financial statements, has experience with Chinese GAAP, but very limited experience with

U.S. GAAP.  Therefore, in order to file with the SEC consolidated financial statements prepared in accordance with U.S. GAAP, we have engaged an independent consultant who makes the adjustments to the financial statements of Guangdong Gewang and Gewang Selenium necessary to achieve compliance with U.S. GAAP, then will perform the consolidation required to produce the consolidated financial statements of China Gewang.  Because that consultant, who is not present in our executive offices, is the only participant in the preparation of our financial statements possessing a familiarity with U.S. GAAP, there is a risk that the persons responsible for the initial classifications of the elements of our financial results will err in making those classifications, which will cause our reported financial statements to be erroneous.  Any such errors, besides being misleading to investors, could result in subsequent restatements, which could have an adverse effect on the perception of the Company among investors.

We may not be able to meet the internal control reporting requirements imposed by the SEC resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. Although the Dodd-Frank Wall Street Reform and Consumer Protection Act exempts companies with a public float of less than $75 million from the requirement that our independent registered public accounting firm attest to our financial controls, this exemption does not affect the requirement that we include a report of management on our internal control over financial reporting and does not affect the requirement to include the independent registered public accounting firm’s attestation if our public float exceeds $75 million.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. Regardless of whether we are required to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, if we are unable to do so, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the SEC, which could also adversely affect the market for and the market price of our common stock and our ability to secure additional financing as needed.

The residents of China have only recently begun to use supplements to offset selenium deficiency in their diets.  We cannot, therefore, predict the potential market for our products. If the market fails to develop adequately, our financial results will be insufficient to produce a profitable return for our investors.

Selenium deficiency has been a problem in eastern China for centuries, and the relationship of selenium defiencies to Keshan Disease has long been known. Until recently, efforts to alleviate selenium deficiency have been limited to changes in diet, the introduction of selenium-rich foods, where available. The use of selenium supplements, such as those sold by Guangdong Gewang is relatively recent. For that reason, we cannot know the extent to which we will be able to develop a sizeable market for our supplements. As food production and transportation rapidly increases in China, selenium-rich foods will become available to more of the residents of eastern China, where the problem of selenium deficiency is most acute. If Chinese people prefer to alter their diets to include imported selenium-rich foods, the demand for our selenium supplements will be reduced. In addition, concerns among the population about the possibility of harm from ingestion of excessive selenium could reduce demand for our products. If we are not able to persuade a sizeable market that use of selenium supplements is a safe, cost-effective method of avoiding selenium deficiency, our company will not grow.

Product liability claims could materially impact operating results and profitability.

Excessive ingestion of selenium can have serious harmful effects on an individual. We intend to use our best efforts to educate our customers regarding the proper amount of selenium to add to their diets. If, however, an individual intentionally or inadvertently ingests too much selenium and is injured, we may be subject to a lawsuit for damages.

Such lawsuits could drain both our financial resources, particularly as we do not presently carry any product liability insurance. Lawsuits by customers may also distract the time and attention of our management.  In addition, a product liability claim, regardless of merit or eventual outcome, could result in damage to our reputation, decreased demand for our products, product recalls and loss of revenue.

We require highly qualified personnel and, if we are unable to hire or retain qualified personnel, we may not be able to grow effectively.

Our future success also depends upon our ability to attract and retain highly qualified personnel. Expansion of our business and the proposed growth of our business will require additional managers and employees with industry experience, and our success will be highly dependent on our ability to attract and retain skilled management personnel and other employees. We may not be able to attract or retain highly qualified personnel. Competition for skilled marketing and administrative personnel is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

The loss of the services of our key employees, particularly the services rendered by Shili Zhang, our  our chief executive officer, could harm our business.

Our success depends to a significant degree on the services rendered to us by our key employees. If we fail to attract, train and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. In particular, we are heavily dependent on the continued services of Shili Zhang, who founded our business and now serves as our chief executive officer. We currently do not have key employee insurance for our officers and directors. The loss of any these key employees, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industry could harm our business.

We depend on a network of distributors to sustain our business.  If our relationship with our distributors is disrupted, our revenue will be reduced, and our business could become unprofitable.

Our sales to our eight distributors remain the largest component of our revenue. Each distributor is responsible for a single geographic area, and each of the eight provided at least 10% of our wholesale revenue during the past fiscal year. If a distributor terminated its relationship with us, or if its sales of our products was seriously impaired for any reason, our overall sales results would be diminished. In addition, if our distributors were to act in concert to change the economic terms of our relationship with them, the result could have a negative effect on our profitability.

We rely on a single  manufacturer to manufacture each of our products. Events that interfere with a manufacturer's ability to fill our orders could damage our business.

We currently depend on three contracted manufacturers, one to manufacture each of the three products that we sell. If  any significant problems occur at the production facility of one of our third-party manufacturer, our ability to deliver that manufacturer's products could be adversely affected.  If our contract manufacturer is unable to maintain adequate manufacturing and shipping capacity, it may be unable to provide us with timely delivery of products of acceptable quality. Our inability to meet our customers’ demand for our products could have a material adverse impact on our business, financial condition and results of operations.  In addition, if the prices charged by our contractor increase for reasons such as increases in labor costs or currency fluctuations, our cost of manufacturing would increase, adversely affecting our results of operations. We require our contract manufacturer to meet our standards in terms of product quality and other matters. Any failure by our contract manufacturer to meet these standards, to adhere to labor or other laws or to diverge from our mandated practices, and the potential negative publicity relating to any of these events, could harm our business and reputation.

Government regulation or other influences may cause us to disclose the formulas for our products, which could assist our competitors in producing copies of our products.

We have a significant competitive advantage in the Jindanli brand, which represents a group of products available only from Guangdong Gewang. The exclusive quality of our products is comprised of the formula for each, which is known only to Guangdong Gewang, our manufacturers, and our colleagues at the Academy of Agricultural Sciences of Shandong Province. However, because excess ingestion of selenium is known to be harmful, it may occur that one or more government bodies will mandate that the selenium content of our products must be disclosed. In addition, disclosure of the selenium content of our products may occur as a result of malfeasance by employees, accidental disclosure, or litigation. If the formula for our products becomes known in our industry, we will lose the competitive advantage that comes with being the exclusive source for the Jindanli products.

Our inability to protect our trademarks and license rights may prevent us from successfully marketing our products and competing effectively.

Failure to protect our intellectual property could harm our brands and our reputation, and adversely affect our ability to compete effectively. Further, enforcing or defending our intellectual property rights, including our trademarks, trade secrets, and our exclusive rights to our product formulas could result in the expenditure of significant financial and managerial resources. We produce, market and sell our products under the brand “Jindanli”. We regard our intellectual property, particularly our trademarks and license rights, to be of considerable value and importance to our business and our success. There can be no assurance that the steps taken by us to protect these proprietary rights will be adequate or that third parties will not infringe or misappropriate our trademarks or the formula for our products.

Risks Relating to the VIE Agreements

The PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations.

Gewang Selenium provides support and consulting service to Guangdong Gewang pursuant to the VIE Agreements.  Almost all economic benefits and risks arising from Guangdong Gewang’s operations are transferred to Gewang Selenium under these agreements.  There are risks involved with the operation of our business in reliance on the VIE Agreements, including the risk that the VIE Agreements may be determined by PRC regulators or courts to be unenforceable.  Our PRC counsel has provided a legal opinion that the VIE Agreements are binding and enforceable under PRC law, but has further advised that if the VIE Agreements were for any reason determined to be in breach of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such breach, including:

●	imposing economic penalties;
●	discontinuing or restricting the operations of Gewang Selenium or Guangdong Gewang;
●	imposing conditions or requirements in respect of the VIE Agreements with which Gewang Selenium or Guangdong Gewang may not be able to comply;
●	requiring our company to restructure the relevant ownership structure or operations;
●	taking other regulatory or enforcement actions that could adversely affect our company’s business; and
●	revoking the business licenses and/or the licenses or certificates of Guangdong Gewang, and/or voiding the VIE Agreements.

Any of these actions could adversely affect our ability to manage, operate and gain the financial benefits of Guangdong Gewang, which would have a material adverse impact on our business, financial condition and results of operations.

Our ability to control Guangdong Gewang under the VIE Agreements may not be as effective as direct ownership.

We conduct our business in the PRC and generate all of our revenues through the VIE Agreements. Our plans for future growth are based substantially on expanding the operations of Guangdong Gewang.  However, the VIE

Agreements may not be as effective in providing us with control over Guangdong Gewang as direct ownership.  Under the current VIE arrangements, as a legal matter, if Guangdong Gewang fails to perform its obligations under these contractual arrangements, we may have to (i) incur substantial costs and resources to enforce such arrangements, and (ii) rely on legal remedies under PRC law, which we cannot be sure would be effective. Therefore, if we are unable to effectively control Guangdong Gewang, it may have an adverse effect on our ability to achieve our business objectives and grow our revenues.

The VIE Agreements are governed by PRC law and provide for the resolution of disputes through the jurisdiction of courts in the PRC.  If Guangdong Gewang or its shareholders fail to perform the obligations under the VIE Agreements, we would be required to resort to legal remedies available under PRC law, including seeking specific performance or injunctive relief, or claiming damages. We cannot be sure that such remedies would provide us with effective means of causing Guangdong Gewang or its shareholder to meet their obligations, or recovering any losses or damages as a result of non-performance. Further, the legal environment in China is not as developed as in other jurisdictions. Uncertainties in the application of various laws, rules, regulations or policies in PRC legal system could limit our liability to enforce the VIE Agreements and protect our interests.

The payment arrangement under the VIE Agreements may be challenged by the PRC tax authorities.

We generate our revenues through the payments we receive pursuant to the VIE Agreements. We could face adverse tax consequences if the PRC tax authorities determine that the VIE Agreements were not entered into based on arm’s length negotiations. For example, PRC tax authorities may adjust our income and expenses for PRC tax purposes which could result in our being subject to higher tax liability, or cause other adverse financial consequences.

Risks Related To Doing Business In China

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business through our operating subsidiary and affiliate in the PRC. Our operating subsidiary and affiliate are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

We are a Nevada holding company and most of our assets are located outside of the United States. All of our current business operations are conducted in the PRC through our VIE entity, Guangdong Gewang. In addition, all of our directors and officers are nationals and residents of the PRC, and the assets of these persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in U.S. courts judgments on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, most of whom are not residents in the United States and the substantial majority of whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts. China does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates basic principles of PRC law or national sovereignty, security or the public interest. So it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States.

Restrictions on currency exchange may limit our ability to receive and use our sales revenue effectively.

All our sales revenue and expenses are denominated in RMB. Under PRC law, the RMB is currently convertible under the “current account,” which includes dividends and trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans. Currently, our PRC operating subsidiary and affiliate may purchase foreign currencies for settlement of current account transactions, including payments of dividends to us, without the approval of the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, the relevant PRC government authorities may limit or eliminate our ability to purchase foreign currencies in the future. Since a significant amount of our future revenue will be denominated in RMB, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in RMB to fund our business activities outside China that are denominated in foreign currencies.

Foreign exchange transactions by our PRC operating subsidiary under the capital account continue to be subject to significant foreign exchange controls and require the approval of or need to register with PRC government authorities, including SAFE. In particular, if our PRC operating subsidiary borrows foreign currency through loans from us or other foreign lenders, these loans must be registered with SAFE, and if we finance the subsidiary by means of additional capital contributions, these capital contributions must be approved by certain government authorities, including the Ministry of Commerce, or MOFCOM, or their respective local counterparts. These limitations could affect their ability to obtain foreign exchange through debt or equity financing.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RMB and between those currencies and other currencies in which our sales may be denominated. Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without there being any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Restrictions under PRC law on our PRC subsidiary's ability to make dividend and other distributions could materially and adversely affect our ability to grow, make investments or complete acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our businesses.

Substantially all of our revenues are earned by our PRC subsidiary. However, PRC regulations restrict the ability of our PRC subsidiary to make dividend and other payments to its offshore parent company. PRC legal restrictions permit payments of dividend by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Under the EIT Law, we may be classified as a "resident enterprise" of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

Under the New Income Tax Law, enterprises established outside the PRC whose “de facto management bodies” are located in the PRC are considered “resident enterprises” and their global income will generally be subject to the uniform 25% enterprise income tax rate. On December 6, 2007, the PRC State Council promulgated the Implementation Regulations on the New Income Tax Law, which define “de facto management bodies” as bodies that have material and overall management control over the business, personnel, accounts and properties of an enterprise. In addition, a circular issued by the State Administration of Taxation on April 22, 2009 provides that a foreign enterprise controlled by a PRC company or a PRC company group will be classified as a “resident enterprise” with its “de facto management bodies” located within the PRC if the following requirements are satisfied:

(i)	the senior management and core management departments in charge of its daily operations function mainly in the PRC;

(ii)	its financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC;
(iii)	its major assets, accounting books, company seals, and minutes and files of its board and shareholders' meetings are located or kept in the PRC; and

(iv)	more than half of the enterprise's directors or senior management with voting rights reside in the PRC.

Because the EIT Law, its implementing rules and the recent circular are relatively new, no official interpretation or application of this new “resident enterprise” classification is available. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the EIT Law and its implementing rules dividends paid to us from our PRC subsidiary would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC stockholders and with respect to gains derived by our non-PRC stockholders from transferring our shares.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against our U.S. tax.

If the China Securities Regulatory Commission (“ CSRC”) or another PRC regulatory agency determines that CSRC approval was required in connection with the reverse acquisition of Biotechnology International, the reverse acquisition may be unwound, or we may become subject to penalties.

On August 8, 2006, six PRC regulatory agencies, including the CSRC, promulgated the Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rule”), which became effective on September 8, 2006. The M&A Rule, among other things, requires that an offshore company controlled by PRC companies or individuals that have acquired a PRC domestic company for the purpose of listing the PRC domestic company's equity interest on an overseas stock exchange must obtain the approval of the CSRC prior to the listing and trading of such offshore company's securities on an overseas stock exchange. In addition, when an offshore company acquires a PRC domestic company, the offshore company is generally required to pay the acquisition consideration within three months after the issuance of the foreign-invested company license unless certain ratification from the relevant PRC regulatory agency is obtained. On September 21, 2006, the CSRC, pursuant to the

M&A Rule, published on its official web site procedures specifying documents and materials required to be submitted to it by offshore companies seeking CSRC approval of their overseas listings.

We believe the M&A Rule mandating CSRC approval for acquisition of a PRC domestic company by an offshore company controlled by PRC companies or individuals should not apply to our reverse acquisition of Biotechnology International because none of Biotechnology International, Hong Kong Gewang or Gewang Selenium was a “Special Purpose Vehicle” or an “offshore company controlled by PRC companies or individuals” at the moment of acquisition. However, we cannot assure you that we would be able to obtain the approval required from MOFCOM.  If the PRC regulatory authorities take the view that the reverse acquisition of Biotechnology International constituted a round-trip investment without MOFCOM approval, they could invalidate our acquisition and ownership of Biotechnology International.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiary or affiliate, limit our PRC subsidiary’s and affiliate’s ability to distribute profits to us or otherwise materially adversely affect us.

In October 2005, SAFE issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75 by (1) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; (2) adding requirements relating to the source of the PRC resident’s funds used to establish or acquire the offshore entity; covering the use of existing offshore entities for offshore financings; (3) purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (4) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds.  Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations, and Notice 106 makes the offshore SPV jointly responsible for these filings. Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We have advised our shareholders who are PRC residents, as defined in Circular 75, to register with the relevant branch of SAFE, as currently required, in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiary and affiliate. However, we cannot provide any assurances that their existing registrations have fully complied with, and they have made all necessary amendments to their registration to fully comply with, all applicable registrations or approvals required by Circular 75. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. For example, our present and prospective PRC subsidiary’s and affiliate’s ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders. In addition, such PRC residents may not always be able to complete the necessary registration procedures required by Circular 75. We also have little control over either our present or prospective direct or indirect shareholders or the outcome of such registration procedures. A failure by our PRC resident beneficial holders or future PRC resident shareholders to comply with Circular 75, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiary’s and affiliate’s ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law, and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the U.S. Foreign Corrupt Practices Act, (“FCPA”) and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption law, which strictly prohibits the payment of bribes to government officials.

We principally have operations, agreements with third parties and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants or distributors of our company, because these parties are not always subject to our control. We believe that to date we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption law. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Risks Related to the Market for Our Stock Generally

There is only a very limited market for our Common Stock.

While our common stock is listing for quotation on the OTC Pink Market, there is currently little trading in our common stock. We cannot provide any assurances as to when an active market will develop for our common stock.

Our common stock is subject to penny stock rules.

Our common stock is subject to Rule 15g-1 through 15g-9 under the Exchange Act, which imposes certain sales practice requirements on broker-dealers which sell our common stock to persons other than established customers and “accredited investors” (generally, individuals with net worth's in excess of $1,000,000 or annual incomes exceeding $200,000 (or $300,000 together with their spouses)). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. This rule adversely affects the ability of broker-dealers to sell our common stock and the ability of our stockholders to sell their shares of common stock.

Additionally, our common stock is subject to the SEC regulations for “penny stock.” Penny stock includes any equity security that is not listed on a national exchange and has a market price of less than $5.00 per share, subject to certain exceptions. The regulations require that prior to any non-exempt buy/sell transaction in a penny stock, a disclosure schedule set forth by the SEC relating to the penny stock market must be delivered to the purchaser of such penny stock. This disclosure must include the amount of commissions payable to both the broker-dealer and the registered representative and current price quotations for the common stock. The regulations also require that monthly statements be sent to holders of penny stock that disclose recent price information for the penny stock and information of the limited market for penny stocks. These requirements adversely affect the market liquidity of our common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Accounting for Variable Interest

 China Gewang is a holding company whose only asset is an indirect 100% ownership interest in Gewang Selenium, a Wholly Foreign Owned Entity organized under the laws of the People’s Republic of China on March 12, 2015.  On April 6, 2015, Gewang Selenium entered into four agreements with Guangdong Gewang and with the equity owners in Guangdong Gewang. A summary of the terms of these "VIE Agreements" appears earlier in this

Report. Collectively, the VIE agreements provide Beijing Taibodekang exclusive control over the business of Guangdong Gewang.

The accounting effect of the VIE Agreements between Gewang Selenium and Guangdong Gewang is to cause the balance sheets and financial results of Guangdong Gewang to be consolidated with those of Gewang Selenium, with respect to which Guangdong Gewang is now a variable interest entity.  Since the parties to the VIE Agreements were both controlled by Shili Zhang, who is CEO of both Gewang Selenium and Guangdong Gewang, the financial statements included in this report reflect the consolidation of the results of operations and cash flows of Guangdong Gewang since its inception.

Results of Operations

Three Months Ended February 28, 2015 compared to Three Months Ended February 28, 2014

The following table sets forth key components of our results of operations during the three months ended February 28, 2015 and 2014, and the percentage changes between 2015 and 2014.

	February 28,	February 28,
	2015	2014	Change
	(US $)	(US $)%
Revenue	$960,862	$448,185	$114%
Cost of Sales	(262,358)	(150,828)	74%
Gross profit	698,504	297,357	135%
Selling and marketing expenses	153,968	113,313	36%
General and administrative expenses	55,023	26,473	108%
Total operating expenses	208,991	139,786	50%
Income from operations	489,513	157,571	211%
Other income	2,440	1,752	39%
Income before provision for income taxes	491,953	159,323	209%
Provision for income taxes	122,987	39,831	209%
Net income	368,966	119,492	209%

Sales. Our sales increased to $960,862 for the three months ended February 28, 2015 from $448,185 for the three months ended February 28, 2014, a increase of 114%. The primary causes of the increase were:

•

Increased demand for our products allowed us to implement a 30% increase in our wholesale prices. Our average unit price in February 2014 was $81 (RMB 500); in February 2015 our average unit price was $105 (RMB 650).

•

During the first quarter of fiscal 2014, our sales were made exclusively from the head office to wholesale customers. During 2014, we initiated retail sales from our head office as well as our first physical store. As a result, 35% of our sales in the quarter ended February 28, 2015 were retail sales, made at an average unit selling price of $225 (RMB 1,380).

The following table shows the source of our revenue in the two comparable quarters:

	Quarter Ended Feb. 28, 2015		Quarter Ended Feb. 28, 2014
	Sales	% of total	Sales	% of total
Head office wholesale	627,983	65%	412,018	92%
Head office retail	143,565	15%	36,167	8%
Physical store (Chancheng Shop)	189,314	20%	-	-
Total	$ 960,862	100%	$ 448,185	100%

Gross Profit. Because we are exclusively engaged in marketing, our cost of sales primarily consists of the amounts we pay our manufacturers for selenium products and the VAT surcharge. Our cost of sales increased from the first quarter of fiscal 2014 to the first quarter of fiscal 2015 due to increased unit prices paid to our manufacturers. Happily, although our cost for Organic Selenium Powder” increased by 44%, the increase in purchase price for our two best selling products was less than the 30% overall increase in our sales price: our unit purchase price for the “Xikang Capsule” increased by 22% to $36; our “Xizhi Capsule” increased by 25% to $33. As the result, our gross margin increased to 72.7% for the three months ended February 28, 2015 from 66.3% for the year ended February 28, 2014

Selling expenses. Our selling expenses increased by 36% to $153,968 for the three months ended February 28, 2015 from $113,313 for the three months ended February 28, 2014. Our selling expenses will not necessarily increase with an increase in sales, because the largest component of our selling expenses is a fixed license fee that we pay to the Shandong Academy of Agriculture for use of the selenium formulae developed by the Academy. On the other hand, our selling expenses include rent, transportation expenses, advertising expenses and salaries incurred for the sales function, all of which will tend to increase as our sales increase. In addition, between the quarter ended February 28, 2014 and the quarter ended February 28, 2015, one specific reason for the increase in our selling expenses was the opening of our retail store in the Chancheng District of Foshan City, Guangdong Province in September 2014.

General and administrative expenses. Our general and administrative (“G&A”) expenses increased by 108%, to $55,023 for the three months ended February 28, 2015 from $26,473 for the three months ended February 28, 2014. The largest components of our G&A expenses are the salaries of administrative personnel and mandated benefits provided to all of our staff. The change in G&A expenses from quarter to quarter occurred primarily as a result of the expansion of our business in the past year reflected in the growth of our sales.

Pre-tax income. Because our gross profit grew by 135% while our operating expenses increased by only 50%, our operating income increased by 211%, from $157,571 in the three months ended February 28, 2014 to $489,513 in the three months ended February 28, 2015. As we have very little debt, our only other income consisted entirely of interest income earned on our bank balances: $2,440 and $1,752 during the three month periods ended February 28, 2015 and 2014, respectively. Our pre-tax income, therefore, was $491,953 for the quarter ended February 28, 2015 and $159,323 for the quarter ended February 28, 2014.

Net income. Due to the 209% increase in our pre-tax income, our provision for income tax increased to $122,987 for the three months ended February 28, 2015 from $39,831 for the three months ended February 28, 2014, representing a 209% increase. Our effective tax rate was the same as the statutory rate of 25% for the three months ended February 28, 2015 and 2014. After deducting the provision for income tax, Guangdong Gewang reported net income of $368,966 and $119,492 for the three months ended February 28, 2015 and 2014, respectively.

Foreign Currency Translation Adjustment. Our reporting currency is the U.S. dollar. Our local currency, Renminbi (RMB), is our functional currency. Results of operations and cash flow are translated at average exchange rates during the period being reported upon, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China on the balance sheet date. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of stockholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. For the three months ended February 28, 2015 and 2014, foreign currency translation adjustments of ($20,177) and $1,128, respectively, have been reported as other comprehensive income in the statements of income and other comprehensive income.

RMB is not freely convertible into the currency of other nations. All such exchange transactions must take place through authorized institutions. There is, therefore, no guarantee the RMB amounts could have been, or could be, converted into US dollars at rates used in translation.

Year Ended November 30 2014 compared to Year Ended November 30, 2013

The following table sets forth key components of our results of operations during the year ended November 30, 2014 and 2013, and the percentage changes between 2014 and 2013.

	November 30,	November 30,
	2014	2013	Change
	(US $)	(US $)%

Revenue	$2,368,016	$1,468,017	$61%
Cost of Sales	(725,449)	(508,479)	43%
Gross profit	1,642,567	959,538	71%
Selling and marketing expenses	473,670	253,637	87%
General and administrative expenses	119,219	106,205	12%
Total operating expenses	592,889	359,842	65%
Income from operations	1,049,678	599,696	75%
Other income	8,531	4,847	76%
Income before provision for income taxes	1,058,209	604,543	75%
Provision for income taxes	264,553	151,136	75%
Net income	793,656	453,407	75%

Sales. Our sales increased to $2,368,061 for the year ended November 30, 2014 from $1,468,017 for the year ended November 30, 2013, a increase of 61%. The primary causes of the increase were:

•

Increased demand for our products allowed us to implement a 30% increase in our wholesale prices. Our average unit price at the end of fiscal 2013 was $81 (RMB 500); at the end of fiscal 2014, our average unit price was $105 (RMB 650).

•

During fiscal 2013, our sales were made exclusively online to wholesale customers. During fiscal 2014, we initiated both direct retail marketing, as well as our first physical store. As a result, 20.4% of our sales in the year ended November 30, 2014 were retail sales, made at an average unit selling price of $225 (RMB 1,380).

The following table shows the source of our revenue in the two comparable quarters:

	Fiscal Year 2014		Fiscal Year 2013
	Sales	% of total	Sales	% of total
Head office wholesale	$ 1,884,276	79.6%	$ 1,468,017	100%
Head office retail	427,507	18.1%	--	--
Physical store	56,233	2.3%	--	--
Total	$ 2,368,016	100.0%	$ 1,468,017	100%

Gross Profit. As noted in the prior discussion of first quarter results, our cost of sales increased during fiscal 2014 due to increased unit prices paid to our manufacturers. Again, however, the increase in purchase price for our two best selling products was less than increase in our sales price. As the result, our gross margin increased to 69.4% for fiscal year 2014 from 65.33% for fiscal year 2013.

Selling expenses. Our selling expenses increased by 87% to $473,670 for the year ended November 30, 2014 from $253,637 for the year ended November 30, 2013. As noted above, the largest component of our selling expenses continues to be the license fee that we pay to the Shandong Academy of Agriculture for use of the selenium formulae developed by the Academy. As that is a fixed fee, our selling expenses will generally not grow as fast as sales. However, between the year ended November 30, 2013 and the year ended November 30, 2014, the primary reason for the increase in our selling expenses was the opening of our retail store in the Chancheng District of Foshan City, Guangdong Province in September 2014.

General and administrative expenses. Our general and administrative (“G&A”) expenses increased by 12%, to $119,219 for the year ended November 30, 2014 from $106,205 for the year ended November 30, 2013. The change in G&A expenses from year to year occurred primarily as a result of the expansion of our business in the past year reflected in the growth of our sales.

Pre-tax income. Because our gross profit grew by 71% while our operating expenses increased by only 65%, our operating income increased by 75%, from $599,696 in the year ended November 30, 2013 to $1,049,678 in the year ended November 30, 2014. As we have very little debt, our only other income consisted entirely of interest income earned on our bank balances: $8,531 and $4,847 during fiscal year 2014 and 2013, respectively. Our pre-tax income, therefore, was $1,058,209 for the year ended November 30, 2014 and $604,543 for the year ended November 30, 2013.

Net income. Due to the 75% increase in our pre-tax income, our provision for income tax increased to $264,553 for the year ended November 30, 2014 from $151,136 for the year ended November 30, 2013, representing a 75% increase. Our effective tax rate was the same as the statutory rate of 25% for the year ended November 30, 2014 and 2014. After deducting the provision for income tax, Guangdong Gewang reported net income of $793,646 and $453,307 for the years ended November 30, 2014 and 2014, respectively.

Foreign Currency Translation Adjustment. Our reporting currency is the U.S. dollar. Our local currency, Renminbi (RMB), is our functional currency. Results of operations and cash flow are translated at average exchange rates during the period being reported upon, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China on the balance sheet date. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of stockholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. For the years ended November 30, 2014 and 2013, foreign currency translation adjustments of $1,333 and $48,826, respectively, have been reported as other comprehensive income in the statements of income and other comprehensive income.

Liquidity and Capital Resources

 To date, we have financed our operations primarily through cash flows from operations and equity contributions by our shareholders.  In particular, during the year ended November 30, 2013, we received a contribution of $797,000 to the registered capital of Guangdong Gewang from our equity owners. The contribution was made in order to demonstrate the financial strength of Guangdong Gewang. to potential suppliers and customers. As a result, at February 28, 2015, our only debt consisted of $19,753 in loans from a stockholder, which consisted of Dollars loaned to  pay our expenses in the U.S.

Our working capital as of February 28, 2014 was $3,412,175, which represented an increase of $354,682 during the quarter then ended. At the end of our last fiscal year, on November 30, 2014, our working capital totaled $3,057,493, having increased by $814,309 during that fiscal year. In both cases, the increase in working capital was approximately equal to the net income for the period. This occurs because our operations, which involve no manufacturing and limited real estate, require very modest capital investment. Until we implement our plan to open a series of dedicated retail stores, net income will tend to swell our working capital..

Other than the $797,000 capital contribution in fiscal 2013 mentioned above, our investing cash flows and financing cash flows have been insignificant in the last two fiscal years and the recent quarter: a total of $19,834 in loans taken during the 27 month period, and $7,408 invested in equipment. Again, as we develop our physical presence by investing in retail stores, cash flows from investing activities will increase, and may require expansion of our cash flows from financing activities.

Our operations were cash flow positive in each of the last two fiscal years:  $722,487 provided during fiscal 2014 and $479,506 provided during fiscal 2013. In both years, for the reasons noted above, cash provided by operations was approximately equal to net income.

During the quarter ended February 28, 2015, despite net income of $368,966, our operations produced a net use of cash, $40,709 to be specific. This occurred primarily because we ended the quarter with $275,003 in accounts payable outstanding - whereas we ended each of the past two fiscal years with no accounts receivable. In addition, we prepaid $111,690 in expenses during the recent quarter, primarily a large prepayment for advertisement and a prepayment of our technology license fee. Similarly, during the three months ended February 28, 2014 prepayments of $124,838 in expenses reduced the cash produced during the quarter to $971, despite net income of $119,492.

Because of our ample cash position and the profitability of our operations, we do not anticipate incurring significant additional debt.  Therefore, our liquidity should be adequate to sustain the full implementation of our business plan for the foreseeable future.

Restrictions on Transfers of Funds

The VIE Agreements among Gewang Selenium and the Guangdong Gewang Shareholders provide that Gewang Selenium is entitled to 95% of the net profits (and will bear all losses) arising from Guangdong Gewang’s operations plus a monthly fee of RMB 10,000.  The VIE Agreements also entitle Gewang Selenium to manage the operations and control the cash flows of Guangdong Gewang.   Although Gewang Selenium is entitled to Guangdong Gewang’s profits, any distributions of such profits from Gewang Selenium to our U.S. parent company must comply with applicable Chinese laws affecting payments from Chinese companies to non-Chinese companies.

The sales revenue and expenses of Guangdong Gewang are denominated in RMB. The Chinese government strictly regulates conversion of RMB into foreign currencies.  Currently, Guangdong Gewang and Gewang Selenium may purchase foreign currencies for settlement of current account transactions, including payments of dividends, without the approval of the State Administration of Foreign Exchange (“SAFE”), by complying with certain procedural requirements. Pursuant to applicable Chinese laws and regulations, foreign invested enterprises incorporated in China, such as Gewang Selenium, are required to apply for “Foreign Exchange Registration Certificates.” Currently, conversion within the scope of the “current account” (e.g. remittance of foreign currencies for payment of dividends, trade and service-related foreign exchange transactions, etc.) can be effected without requiring the approval of SAFE, but must be effected through authorized Chinese banks in accordance with regulatory procedures. However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE. Compliance with those procedural requirements can result in delays in obtaining foreign exchange, which could interfere with offshore activities by the Company, such as acquisitions, offshore investments, or the payment of dividends to the Company’s shareholders.  Because of the effort involved in obtaining foreign currencies in exchange for RMB, the Company intends to pay most of the operating expenses of its U.S. parent from dollars loaned to the Company by related parties.

Under PRC regulations, the Company’s operating subsidiary, Guangdong Gewang, may pay dividends only out of its accumulated profits, if any, determined in accordance with the accounting standards and regulations prevailing in the PRC. In addition, Guangdong Gewang is required to set aside at least 10% of its accumulated profits each year, if any, to fund the statutory general reserve until the balance of the reserve reaches 50% of its registered capital. The amount in excess of 10% of accumulated profits that may be contributed to the statutory general reserve is at Guangdong Gewang’s discretion. The statutory general reserve is not distributable in the form of cash dividends to the Company and can be used to make up cumulative prior year losses, if any, and may be converted into share capital by the issue of new shares to shareholders in proportion to their existing shareholdings, or by increasing the par value of the shares currently held by them, provided that the reserve balance after such use is not less than 25% of the registered capital.  As of February 28, 2015, an aggregate amount of $181,350 has been appropriated from retained earnings and set aside for the statutory reserve by Guangdong Gewang. There remains approximately $610,000 to be appropriated from our future profits and set aside for the statutory reserve until we have satisfied the reserve requirement.

Critical Accounting Policies and Estimates

In preparing our financial statements we are required to formulate working policies regarding valuation of our assets and liabilities and to develop estimates of those values.  In our preparation of the financial statements for the years ended November 30, 2014 and 2013 and the three month periods ended February 28, 2015 and 2014, there were no estimates made which were (a) subject to a high degree of uncertainty and (b) material to our results.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition or results of operations.

Recent Accounting Pronouncements

There were no recent accounting pronouncements that have or will have a material effect on the Company’s financial position or results of operations

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 20, 2015, information with respect to the securities holdings of (i) our officers and directors, and (ii) all persons which, pursuant to filings with the SEC and our stock transfer records, we have reason to believe may be deemed the beneficial owner of more than five percent (5%) of the Common Stock. The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. This table has been prepared based on 35,500,000 shares of Common Stock outstanding as of April 20, 2015.  Unless otherwise specified, the address of each of the persons set forth below is in care of the Company,  Xita 23C, Star International, No. 8 Jinsui Road, Pearl River New Town, Guangzhou Province, P.R. China 510623

Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Class
Shili Zhang	9,500,000	26.7%
Fengxia Wu	0	--
Lingjing Zhao	0	--
All officers and directors As a group (3 persons)	9,500,000	26.7%

MANAGEMENT

Directors and Executive Officers

Prior to the date of the Exchange Agreement, our Board of Directors consisted of one director, Shili Zhang. Pursuant to the terms of the Exchange Agreement, Fengxia Wu and Lingjing Zhao have been appointed to our Board of Directors and to the offices recited below.

The names of our current officers and directors, as well as certain information about them, are set forth below:

Name	Age	Position(s)	Director Since
Shili Zhang	52	Chairman of the Board, Chief Executive Officer	2014
Fengxia Wu	29	Chief Financial Officer, Secretary, Director	2015
Lingjing Zhao		V.P. - Operation, Director	2015

Shili Zhang.  Mr. Zhang has been employed since 2010 as founder and Chairman of Guangdong Gewang, which markets selenium supplements in the PRC. Mr. Zhang is the president of Chinese Selenium Supplements

Association, secretary general of the Steering Commission of Chinese National Selenium Supplements Program, and president of the Beijing Chinese Business-Association. From 2006 to 2009, Mr. Zhang served as the Chairman of Henan Qinxiyuan Food Co. Ltd., which marketed selenium-enriched products. From 1999 to 2005, he served as the general manager of Zhuhai Wangs Honey Garden, a leading enterprise in the Chinese honey industry, with divisions engaged in bee farming, bee products processing, and related research. Mr. Zhang was awarded a Masters Degree by Beijing University in 2006.

 Fengxia Wu. Ms. Wu has been employed since 2012 as Chief Financial Officer of Guangdong Gewang, which markets selenium supplements in the PRC. From 2010 to 2011, Ms. Wu served as the finance manager for Guangdong Xinyi Technology Logistics Co., Ltd. From 2006 to 2009, Ms. Wu was employed as an accountant by Avon (China) Co., Ltd. In 2005 Ms. Wu earned a Bachelor's Degree from the Jiangxi Institute of Technology.

Lingjing Zhao.  Mr. Zhao has been employed since 2012 as Director of Marketing by Guangdong Gewang, which markets selenium supplements in the PRC. From 2009 to 2012 Mr. Zhao was employed as a Brand Director by the Guangdong Fangyuan Group, which marketed cosmetics to the health profession. From 2008 to 2009 Mr. Zhao was employed as an English translator at the Yuyuan Gardens in Shanghai. In 2008 Mr. Zhao was awarded a Bachelor's Degree by the Central South University.

Family Relationships

There are no family relationships among any of our officers or directors.

Corporate Governance

Board Committees

We presently do not have an audit committee, compensation committee or nominating committee or committee performing similar functions, as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee. Until these committees are established, these decisions will continue to be made by our Board of Directors.

Director Independence

We currently do not have any independent directors, as the term "independent" is defined by the rules of the NYSE MKT..

EXECUTIVE COMPENSATION

Summary Compensation Table

China Gewang has paid no compensation to any officer or director during the past three fiscal years.

The following table sets forth in U.S. dollars the cash and non-cash compensation awarded to, earned by or paid to the named person for services rendered to Guangdong Gewang in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

	Fiscal Year	Salary	Bonus	Stock Awards	Option Awards	Other Compensation
Shili Zhang	2014	$ 6,799	--	--	--	--
	2013	$6,736	--	--	--	--
	2012	$ 7,280	--	--	--	--

Employment Agreements

China Gewang does not have any employment agreements with any of its directors or executive officers. Guangdong Gewang, our operating affiliate, has employment agreements with our officers, Shili Zhang and Fengxia Wu.

 Shili Zhang’s employment agreement provides for a monthly salary of RMB 2,500 (approximately $405) with provision for social insurance benefits. The fixed term of the agreement ended on May 19, 2013, but it provides for at will employment after that date.

Fengxia Wu’s employment agreement provides for a monthly salary of RMB 2,000 (approximately $324) with provision for social insurance benefits. The fixed term of the agreement ended on May 19, 2013, but it provides for at will employment after that date.

PRC employment law requires an employee be paid severance pay based on the number of years worked with the employer at the rate of one month’s wage for each full year worked.  Any period of more than six months but less　than one year shall be counted as one year.　The severance pay payable to an employee for any period of less than　six months shall be one-half of his monthly wages. The monthly salary mentioned above is defined as the average salary of 12 months before revocation or termination of the employment contract.

We have not provided retirement benefits (other than a state pension scheme in which all of our employees in China participate) or severance or change of control benefits to our named executive officers.

Grants of Plan-Based Awards

During the year ended November 30, 2014, there were no grants of plan-based awards to our named executive officers.

Option Exercises and Stock Vested

During the year ended November 30, 2014, there were no option exercises or vesting of stock awards to our named executive officers.

Outstanding Equity Awards at Fiscal Year End

None of our executive officers received any equity awards, including, options, restricted stock or other equity incentives during the fiscal year ended November 30, 2014.

Compensation of Directors

None of the members of our Board of Directors receives any compensation for service on the Board, other than compensation for service as an officer of the Company.

TRANSACTIONS WITH RELATED

PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

As described on the first page of this Report, on April 20, 2015, China Gewang acquired ownership of Biotechnology International and its subsidiaries and affiliate relationship by issuing 32,000,000 shares of common stock. At the time of the Share Exchange, Shili Zhang was the sole director and officer of China Gewang and owned 43% of its outstanding shares.  Mr. Zhang was also the sole director of Biotechnology International and owned 25% of its outstanding shares.

On April 6, 2015 Guangdong Gewang entered into the VIE Agreements with Gewang Selenium, pursuant to which 95% of the net profits earned by Guangdong Gewang will be paid to Gewang Selenium in compensation for services. On that date, Shili Zhang was the Chairman of Guangdong Gewang and owned 54% of its registered equity. At the same time, Mr. Zhang was the director and 25% shareholder of Biotechnology International, which indirectly owned 100% of the registered equity of Gewang Selenium.

Except as described above, there have been no transactions since the beginning of the 2012 fiscal year, or any currently proposed transaction, in which China Gewang or any of its subsidiaries was or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of the total assets of Guangdong Gewang at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Review, approval or ratification of transactions with related persons

We do not have any special committee, policy or procedure related to the review, approval or ratification of related party transactions.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON

EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our securities are currently eligible for trading on the OTC Pink Market under the symbol “CGWB”.  To date, there has been no bid or asked price posted for the stock. We can provide no assurance that a public market will materialize or be maintained.

Holders

As of April 16, 2015, there were 36 stockholders of record of our common stock.  That number does not include the Biotechnology International shareholders who will receive certificates as a result of the Share Exchange.

Dividends

Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

PRC regulations restrict the ability of our PRC subsidiary to make dividends and other payments to its offshore parent company. PRC legal restrictions permit payments of dividends by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Please refer to the section "Risk Factors — Risks Related to Doing Business In China —  Restrictions under PRC law on our PRC subsidiary's ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or complete acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our businesses  ".

 Furthermore, our present and prospective PRC subsidiaries' ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders. A failure by our PRC resident beneficial holders or future PRC resident stockholders to comply with Circular 75, if SAFE requires it, could limit our subsidiaries' ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects. "Risk Factors — Risks Related to Doing Business In China —  Failure to comply with PRC regulations relating to the Foreign Exchange Registration for Oversea Investment and Return Investment by PRC resident  ".

Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

RECENT SALE OF UNREGISTERED SECURITIES

Except for the Share Exchange, China Gewang has not sold any of its common stock during the past three years.

DESCRIPTION OF SECURITIES

We are authorized to issue up to 75,000,000 shares of common stock, par value $0.001 per share. Each share of common stock entitles a stockholder to one vote on all matters upon which stockholders are permitted to vote. Common stock does not confer on the holder any preemptive right or other similar right to purchase or subscribe for any additional securities issued by us, and is not convertible into other securities. No shares of common stock are subject to redemption or any sinking fund provisions. All the 35,500,000 outstanding shares of our common stock are fully paid and non-assessable. The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.

Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In addition, our operating subsidiary in the PRC, from time to time, may be subject to restrictions on its ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

Transfer Agent and Registrar

Our independent stock transfer agent is Island Stock Transfer. Its address is 15500 Roosevelt Blvd., Suite 301, Clearwater, Florida 33760. Its telephone number is ; (727) 289-0010 .  The transfer agent's website is located at www.islandstocktransfer.com.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company is incorporated under the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of  nolo contendere  or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 78.7502 further provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada Revised Statutes provides that discretionary indemnification under Section 78.7502, unless ordered by a court or advanced pursuant to subsection 2 of section 78.751, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made by:

●	By the stockholders;
●	By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
●	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or
●	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to NRS Section 78.751:

●

does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 78.7502 or for the advancement of expenses made pursuant to subsection 2 of section 78.751, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

●	continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

The Bylaws of China Gewang provide that each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the laws of Nevada against all costs, charges, expenses, liabilities and losses reasonably incurred or suffered by such person in connection therewith; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was initiated or authorized by one or more members of the Board of Directors of the corporation.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

See:

Current Report on Form 8-K filed on March 24, 2015 reporting termination of L.L. Bradford & Company, LLC as principal independent accountant..

Current Report on Form 8-K filed on April 20, 2015 reporting engagement of  Wei, Wei & Co., LLP as principal independent accountant.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

The financial statements filed herewith are:

•

Audited financial statements of Guangdong Gewang Biotechnology Co., Ltd. for the years ended November 30, 2014 and 2013.

•

Unaudited financial statements of Guangdong Gewang Biotechnology Co., Ltd. for the three months ended February 28, 2015 and 2014.

•

Unaudited pro forma financial information of the Company and subsidiaries for the year ended November 30, 2014 and the three months ended February 28, 2015.

Exhibits

2.1

Share Exchange Agreement dated April 20, 2015 among China Gewang Biotechnology, Inc., Biotechnology International Holding Ltd., the Shareholders of Biotechnology International Holding Ltd. and Hong Kong Gewang Holdings Group Limited.

10.1

Exclusive Technical Service and Business Consulting Agreement dated April 6, 2015 between Guangdong Gewang Biotechnology Co., Ltd. and Gewang Selenium Enrichment Information Consulting (Shenzhen) Co., Ltd.

10.2	Call Option Agreement dated April 6, 2015 among Gewang Selenium Enrichment Information Consulting (Shenzhen) Co., Ltd., Zhang Shili, Zeng Yun and Xu Wei.
10.3	Proxy Agreement dated April 6, 2015 among Guangdong Gewang Biotechnology Co., Ltd., Gewang Selenium Enrichment Information Consulting (Shenzhen) Co., Ltd., Zhang Shili, Zeng Yun and Xu Wei.
10.4	Share Pledge Agreement dated April 6, 2015 among Guangdong Gewang Biotechnology Co., Ltd., Gewang Selenium Enrichment Information Consulting (Shenzhen) Co., Ltd., Zhang Shili, Zeng Yun and Xu Wei.
10.5	Product Manufacture and Purchase Agreement among Guangzhou Qinxiyuan Food Co., Ltd., Yantai Yisheng Pharmaceutical Co., Ltd. and Shandong Academy of Agricultural Sciences.
10.6	Labor Contract between Guangzhou Qinxiyuan Food Co., Ltd. and Shili Zhang
10.7	Labor Contract between Guangzhou Qinxiyuan Food Co., Ltd. and Fengxia Wu

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

China Gewang Biotechnology, Inc.

Date: April 21, 2015	By:	/s/ Shili Zhang Shili Zhang, Chief Executive Officer

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Guangdong Gewang Biotechnology Co., Ltd.

We have audited the accompanying balance sheets of Guangdong Gewang Biotechnology Co., Ltd. (the “Company”) as of November 30, 2014 and 2013, and the related statements of income and comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended November 30, 2014.  Guangdong Gewang Biotechnology Co., Ltd.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Guangdong Gewang Biotechnology Co., Ltd. as of November 30, 2014 and 2013, and the results of its operations and its cash flows for each of the years in the two-year period ended November 30, 2014, in conformity with accounting principles generally accepted in the United States of America.

/s/ Wei, Wei & Co., LLP

New York, New York

April 21, 2015

GUANGDONG GEWANG BIOTECHNOLOGY CO., LTD

BALANCE SHEETS

NOVEMBER 30, 2014 AND 2013 (IN U.S. $)

ASSETS	2014	2013

Current assets:
Cash	$3,012,812	$2,289,218
Inventory, net	53,996	-
Prepaid expenses	105,200	14,730

Total current assets	3,172,008	2,303,948

Fixed assets, net	48,184	67,504

TOTAL ASSETS	$3,220,192	$2,371,452

LIABILITIES AND STOCKHOLDERS’ EQUITY	2014	2013

Current liabilities:
Advance from customers	$ 56,930	$ 41,933
Taxes payable	47,329	17,984
Loan from stockholder	6,417	-
Accrued liabilities and other payables	3,839	847

Total current liabilities	114,515	60,764

Stockholders’ equity:
Registered capital	1,582,000	1,582,000
Statutory reserve fund	144,454	65,089
Retained earnings	1,316,225	601,934
Other comprehensive income	62,998	61,665

Total stockholders’ equity	3,105,677	2,310,688

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,220,192	$2,371,452

See accompanying notes to the financial statements.

GUANGDONG GEWANG BIOTECHNOLOGY CO., LTD

STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED NOVEMBER 30, 2014 AND 2013 (IN U.S. $)

	2014	2013

Revenue	$2,368,016	$1,468,017
Cost of goods sold	(725,449)	(508,479)

Gross profit	1,642,567	959,538

Operating expenses:
Selling and marketing	473,670	253,637
General and administrative	119,219	106,205

Total operating expenses	592,889	359,842

Operating income	1,049,678	599,696

Other income:
Interest income	8,531	4,847

Income before provision for income taxes	1,058,209	604,543
Provision for income taxes	264,553	151,136

Net Income	793,656	453,407
Foreign currency translation adjustment	1,333	48,826

Total comprehensive income	$ 794,989	$ 502,233

See accompanying notes to the financial statements.

GUANGDONG GEWANG BIOTECHNOLOGY CO., LTD

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED NOVEMBER 30, 2014 AND 2013 (IN U.S. $)

	Registered Capital	Retained Earnings	Statutory Reserve Fund	Other Comprehensive Income	Total

Balance, November 30, 2012	$ 785,000	$ 193,868	$ 19,748	$ 12,839	$1,011,455

Capital contribution	797,000	-	-	-	797,000

Net income	-	453,407	-	-	453,407

Appropriation to statutory reserve	-	(45,341)	45,341	-	-

Foreign currency translation adjustment	-	-	-	48,826	48,826

Balance, November 30, 2013	1,582,000	601,934	65,089	61,665	2,310,688

Net income	-	793,656	-	-	793,656

Appropriation to statutory reserve	-	(79,365)	79,365	-	-

Foreign currency translation adjustment	-	-	-	1,333	1,333

Balance, November 30, 2014	$1,582,000	$1,316,225	$ 144,454	$ 62,998	$3,105,677

See accompanying notes to the financial statements.

GUANGDONG GEWANG BIOTECHNOLOGY CO., LTD

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED NOVEMBER 30, 2014 AND 2013 (IN U.S. $)

	2014	2013

Cash flows from operating activities:
Net income	$ 793,656	$ 453,407
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	25,962	23,831
Changes in operating assets and liabilities:
(Increase) in inventory	(53,996)	-
(Increase) in prepaid expenses	(90,470)	(343)
Decrease in advance from Customers	14,997	4,848
Increase (decrease) in taxes payable	29,345	(2,478)
Increase in accrued liabilities and other payables	2,993	241

Net cash provided by operating activities	722,487	479,506

Cash flows from investing activities:
Purchase of equipment	(6,676)	(13,873)

Net cash (used in) investing activities	(6,676)	(13,873)

Cash flows from financing activities:
Capital contributed by stockholders	-	797,000
Loan from related party	6,417	-

Net cash provided by financing activities	6,417	797,000

Effect of exchange rate changes on cash	1,366	47,155

Net change in cash	723,594	1,309,788
Cash, beginning	2,289,218	979,430

Cash, end	$3,012,812	$2,289,218

Supplemental disclosure of cash flow information

Cash paid for interest	$ -	$ -

Cash paid for income taxes	$ 238,026	$ 154,094

See accompanying notes to the financial statements.

GUANGDONG GEWANG BIOTECHNOLOGY CO., LTD

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED NOVEMBER 30, 2014 AND 2013 (IN U.S. $)

1.

ORGANIZATION

On June 1, 2010, the Company incorporated under the laws of People’s Republic of China (‘PRC’) under the name Guangzhou Qinxiyuan Food Co., Ltd. On Decenber 27, 2011, the Company changed its name to Guangzhou Qinxiyuan Biotechnology Co., Ltd. Subsequently on July 17, 2013, the name was changed to Guangzhou Gewang Biotechnology Co., Ltd.

The Company sells wholesale selenium and related products, principally in three forms: selenium capsules, selenium-glossy ganoderma capsules and selenium powder which is manufactured by outsource suppliers.  In January 2014, the Company began its retail business at its headquarter and in September 2014, opened its first retail store in the Chancheng District, Foshan City, Guangdong Province, China.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

Foreign Currency Translations

All Company assets are located in the  PRC.  The functional currency for the Company’s operations is the Renminbi (“RMB”).  The Company uses the United States Dollar (“US Dollar” or “US$” or “$”) for financial reporting purposes.  The financial statements of the Company have been translated into US dollars in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 830, “Foreign Currency Matters.”

All asset and liability accounts have been translated using the exchange rate in effect at the balance sheet date.  Equity accounts have been translated at their historical exchange rates when the capital transactions occurred.  Statements of income and comprehensive income, changes in stockholders’ equity and cash flows have been translated using the average exchange rate for the periods presented.  Adjustments resulting from the translation of the Company’s financial statements are recorded as other comprehensive income.

The exchange rates used to translate amounts in RMB into US dollars for the purposes of preparing the financial statements are as follows:

GUANGDONG GEWANG BIOTECHNOLOGY CO., LTD

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED NOVEMBER 30, 2014 AND 2013 (IN U.S. $)

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Translations (continued)

	November 30, 2014	November 30, 2013

Balance sheet items, except for stockholders’ equity, as of year end	0.1631	0.1631

Amounts included in the statements of income and comprehensive income, changes in stockholders’ equity and cash flows for the year	0.1628	0.1609

For the years ended November 30, 2014 and 2013, foreign currency translation adjustments of $1,333 and $48,826, respectively, have been reported as other comprehensive income.  Other comprehensive income of the Company consists entirely of foreign currency translation adjustments.

Although government regulations now allow convertibility of the RMB for current account transactions, significant restrictions still remain.  Hence, such translations should not be construed as representations that the RMB could be converted into US dollars at that rate or any other rate.

The value of the RMB against the US dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions.  Any significant revaluation of the RMB may materially affect the Company’s financial condition in terms of US dollar reporting.

Revenue Recognition

Revenues are primarily derived from selling selenium related products, to contract distributors before Jan 2014, and retail stores after Jan 2014.  The Company’s revenue recognition policies comply with FASB ASC 605 “Revenue Recognition” and SEC SAB No.101. The Company recognizes product revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the price to the customer is fixed or determinable and (iv) collection of the resulting accounts receivable is reasonably assured. The Company recognizes revenue for product sales upon transfer of title to the customer. Customer purchase orders and/or contracts are generally used to determine the existence of an arrangement. Shipping documents and the completion of any customer acceptance requirements, when applicable, are used to verify product delivery.  The Company assesses whether a price is fixed or determinable based upon the payment terms associated with the transaction and whether the sales price is subject to refund or adjustment.  The Company has no product returns or sales discounts and allowances because goods delivered and accepted by customers are normally not returnable.

Shipping Costs

Shipping costs incurred by the Company are recorded in selling expenses. Shipping costs for the year ended November 30, 2014 and 2013 were $27,545 and $20,393, respectively.

GUANGDONG GEWANG BIOTECHNOLOGY CO., LTD

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED NOVEMBER 30, 2014 AND 2013 (IN U.S. $)

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising Costs

Advertising costs are charged to operations when incurred.  For the year ended November 30, 2014 and 2013, advertising expense was $70,013 and $3,073, respectively.

Cash and Cash Equivalents

The Company considers all demand and time deposits and all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are recorded at the contract amount after deduction of trade discounts, allowances, if any, and do not bear interest.  The allowance for doubtful accounts, when necessary, is the Company’s best estimate of the amount of probable credit losses of accounts receivable.  The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions.

Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company does not have any off-balance-sheet credit exposure related to its customers.  There was no accounts receivable as of November 30, 2014 and 2013.

Inventory

Inventory, comprised principally of boxed Selenium Capsules, Selenium-glossy ganoderma Capsules and selenium powder, is valued at the lower of cost or market value.  The value of inventories is determined using the first-in, first-out method.

The Company periodically estimates an inventory allowance for estimated unmarketable inventories.  Inventory amounts are reported net of such allowances, if any.  There were no allowances for inventory as of November 30, 2014 and 2013.

Fair Value of Financial Instruments

FASB ASC 820, “Fair Value Measurement,” defines fair value as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability.  The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity.

GUANGDONG GEWANG BIOTECHNOLOGY CO., LTD

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED NOVEMBER 30, 2014 AND 2013 (IN U.S. $)

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Prepaid Expenses

Prepaid expenses primarily consist of rent, consulting fees and licensing fees.

On January 5, 2011, the Company entered into an agreement to license the technology for products manufacture from a third party. Under the terms, the Company is required to pay a fee of $97,860 (RMB 600,000) each year for five years from January 2011 to December 2015. The related prepaid licensing fees of $8,155 are included in both prepaid expenses on the balance sheets as of November 30, 2014 and November 30, 2013. The license provides for renew options.

The remaining payments for the technology rights are as follows:

Year Ending
Nov 30,	Amount

2015	$89,705
2016	8,155

$97,860

Advance from Customers

Advance from customers consists of a prepayment received from a customer relating to a sales contract entered into in November 2014.  The contract was completed upon delivery of products to the customer in December 2014.

Impairment of Long-Live Assets

The Company applies FASB ASC 360, “Property, Plant and Equipment,” which addresses the financial accounting and reporting for the recognition and measurement of impairment losses for long-lived assets.  In accordance with ASC 360, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The Company will recognize the impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to those assets.  No impairment of long-lived assets was recognized for the year ended November 30, 2014 and 2013.

Statutory Reserve Fund

Pursuant to corporate law of the PRC, the Company is required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory reserve fund until such reserve balance reaches 50% of the Company’s registered capital.  The statutory reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or used to increase registered capital, provided that the remaining reserve balance after use is not less than 25% of registered capital.  For the years ended November 30, 2014 and 2013, a statutory reserve of $79,365 and $45,341, respectively, were required to be allocated by the Company.

GUANGDONG GEWANG BIOTECHNOLOGY CO., LTD

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED NOVEMBER 30, 2014 AND 2013 (IN U.S. $)

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, “Income axes” (“ASC 740”), which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes.  Deferred tax assets and liabilities represent the future tax consequences for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  Deferred taxes are also recognized for operating losses that are available to offset future taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  As of November 30, 2014 and 2013, the Company has no deferred tax assets or liabilities.

ASC 740 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position would be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.  ASC 740 also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, and accounting for interest and penalties associated with tax positions.  As of November 30, 2014 and 2013, the Company does not have a liability for any unrecognized tax benefits. The Company’s tax filings are subject to examination by the tax authorities.  The tax years 2013 to 2014 remain open to examination by tax authorities in the PRC.

3.

RECENTLY ISSUED ACCOUNTING STANDARDS

In August 2014, the FASB issued authoritative guidance that requires an entity’s management to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern and requires additional disclosures if certain criteria are met. This guidance is effective for fiscal periods ending after December 15, 2016, with early adoption permitted. This accounting standard update is not expected to have any impact on the Company’s consolidated financial statements.

In June 2014, FASB issued ASU No. 2014-12, “Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period”. ASU 2014-12 requires a reporting entity to treat a performance target that affects vesting and that could be achieved after the requisite service period as a performance condition. It is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2015. Early adoption is permitted. This accounting standard update is not expected to have a material impact on the Company’s consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers”, which supersedes the revenue recognition requirements in ASC 605, “Revenue Recognition”.  The core principle of this updated guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.  The new rule also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract.  This guidance is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period.  Companies are permitted to adopt this new rule following either a full or modified retrospective approach.  Early adoption is not permitted.  The Company has not yet determined the potential impact of this updated authoritative guidance on its financial statements.

GUANGDONG GEWANG BIOTECHNOLOGY CO., LTD

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED NOVEMBER 30, 2014 AND 2013 (IN U.S. $)

4.

RELATED PARTY TRANSACTION

The Company obtained demand loans from one of its stockholders which are non-interest bearing.  The loan of $6,417 as of November 30, 2014 is reflected as loan from stockholder.

5.

FAIR VALUE OF FINANCIAL INSTRUMENTS

FASB ASC 820, “Fair Value Measurement,” specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs).  In accordance with ASC 820, the following summarizes the fair value hierarchy:

Level 1  Inputs  –  Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

Level 2 Inputs – Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3 Inputs – Inputs based on prices or valuation techniques that are both unobservable and significant to the overall fair value measurements.

ASC 820 requires the use of observable market data, when available, in making fair value measurements.  When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurements.  Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.  As of November 30, 2014 and 2013, none of the Company’s assets and liabilities were required to be reported at fair value on a recurring basis.  Carrying values of non-derivative financial instruments, including cash, receivables, prepaid expenses, payables and accrued liabilities, approximate their fair values due to the short term nature of these financial instruments.  There were no changes in methods or assumptions during the periods presented.

6.

LEASES

The Company leases its office under a one-year operating lease from an unrelated third party, expiring on July 31, 2015 which provides a renewal option and requires the Company to pay the total rent in advance for one year of $80,107 (RMB 492,000).  The Company also leases its Chancheng store from an unrelated third party.  The lease expires on August 31, 2015 and has a renewal option. The lease requires the Company to pay the rent in advance for one year of $44,938 (RMB 276,000).  Since these leases require the advance payment of the annual rent, there are no minimum payments remaining under these leases.

Rent expense for the year ended November 30, 2014 and 2013 was $44,501 and $9,729, respectively.

GUANGDONG GEWANG BIOTECHNOLOGY CO., LTD

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED NOVEMBER 30, 2014 AND 2013 (IN U.S. $)

7.

FIXED ASSETS

Fixed assets are summarized as follows:

	November 30, 2014	November 30, 2013

Electronic Equipments	$ 25,410	$ 19,212
Motor vehicles	72,840	72,840
Office Equipments	6,752	6,263

	105,002	98,315
Less: accumulated depreciation	(56,818)	(30,811)

	$ 48,184	$ 67,504

For the year ended November 30, 2014 and 2013, depreciation expense was $25,962 and $23,831 respectively.

8.

INCOME TAXES

The provision for income taxes consisted of the following:

	November 30, 2014	November 30, 2013

Current	$264,553	$151,136
Deferred	-	-

	$264,553	$151,136

The Company did not generate any income in the United States or otherwise have any U.S. taxable income.

9.

CONCENTRATION OF CREDIT AND BUSINESS RISK

Substantially all of the Company’s assets and bank accounts are in banks located in the PRC and are not covered by protection similar to that provided by the FDIC on funds eld in United States banks.

GUANGDONG GEWANG BIOTECHNOLOGY CO., LTD

BALANCE SHEETS

FEBRUARY 28, 2015 AND NOVEMBER 30, 2014 (IN U.S. $)

	February 28,	November 30,
ASSETS	2015	2014
	(Unaudited)

Current assets:
Cash	$2,964,808	$3,012,812
Accounts receivable	275,003	-
Inventory, net	76,408	53,996
Prepaid expenses	216,890	105,200

Total current assets	3,533,109	3,172,008

Fixed assets, net	42,291	48,184

TOTAL ASSETS	$3,575,400	$3,220,192

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Advance from Customer	$-	$56,930
Taxes payable	87,260	47,329
Loans from stockholder	19,753	6,417
Accrued expenses	13,357	-
Other payables	564	3,839

Total current liabilities	120,934	114,515

Stockholders’ equity:

Paid-in Capital	1,582,000	1,582,000
Retained earnings	1,648,295	1,316,225
Statutory reserve fund	181,350	144,454
Other comprehensive income	42,821	62,998

Total stockholders’ equity	3,454,466	3,105,677

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,575,400	$3,220,192

See accompanying notes to the financial statements.

GUANGDONG GEWANG BIOTECHNOLOGY CO., LTD

STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED FEBRUARY 28, 2015 AND 2014 (UNAUDITED) (IN U.S. $)

	Three Months ended February 28,
	2015	2014
	(Unaudited)	(Unaudited)

Revenue	$960,862	$448,185
Cost of goods sold	(262,358)	(150,828)

Gross profit	698,504	297,357

Operating expenses
Selling and marketing	153,968	113,313
General and administrative	55,023	26,473

Total operating expenses	208,991	139,786

Operating income	489,513	157,571

Other income
Interest income	2,440	1,752

Income before provision for income taxes	491,953	159,323
Provision for income taxes	122,987	39,831

Net income	368,966	119,492
Foreign currency translation adjustment	(20,177)	1,128

Total comprehensive income	$348,789	$120,620

See accompanying notes to the financial statements.

GUANGDONG GEWANG BIOTECHNOLOGY CO., LTD

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED FEBRUARY 28, 2015 (UNAUDITED) (IN U.S. $)

	Paid-in Capital	Retained Earnings	Statutory Reserve Fund	Comprehensive Income	Total

Balance, November 30, 2014	$1,582,000	$1,316,225	$144,454	$62,998	$3,105,677

Net income	-	368,966	-	-	368,966

Appropriation to statutory reserve	-	(36,896)	36,896	-	-

Foreign currency translation adjustment	-	-	-	(20,177)	(20,177)

Balance, February 28, 2015 (Unaudited)	$1,582,000	$1,648,295	$181,350	$42,821	$3,454,466

See accompanying notes to the financial statements.

GUANGDONG GEWANG BIOTECHNOLOGY CO., LTD

STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED FEBRUARY 28, 2015 AND 2014 (UNAUDITED) (IN U.S. $)

	Three Months ended February 28,
	2015	2014
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net income	$368,966	$119,492
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	6,347	6,486
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(275,003)	-
(Increase) in inventory	(22,412)	(3,865)
(Increase) in prepaid expenses	(111,690)	(124,838)
(Decrease) in advances from Customers	(56,930)	(48)
Increase in taxes payable	39,931	4,045
Increase (Decrease) in accrued liabilities and other payables	10,082	(301)

Net cash provided by operating activities	(40,709)	971

Cash flows from investing activities:
Purchase of equipment	(732)	-

Cash flows from financing activities:
Proceeds from stockholder loans	13,417	-

Effect of exchange rate changes on cash	(19,980)	1,069

Net change in cash	(48,004)	2,040
Cash, beginning	3,012,812	2,289,218

Cash, end	$2,964,808	$2,291,258

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-
Cash paid for income taxes	$87,941	$36,650

See accompanying notes to the financial statements.

GUANGDONG GEWANG BIOTECHNOLOGY CO., LTD

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED FEBRUARY 28, 2015 AND 2014 (UNAUDITED) (IN U.S. $)

1.

ORGANIZATION

On June 1, 2010, the Company incorporated under the laws of the People’s Republic of China (“PRC”) under the name Guangzhou Qinxiyuan Food Co., Ltd. In December, 2011, the Company changed its name to Guangzhou Qinxiyuan Biotechnology Co., Ltd. Subsequently, during July, 2013, the name was changed to Guangzhou Gewang Biotechnology Co., Ltd.

The Company sells wholesale selenium and related products, principally in three forms: selenium capsules, selenium-glossy ganoderma capsules and selenium powder which is manufactured by outsource suppliers.  In January 2014, the Company began its retail business at its headquarters and in September 2014, opened its first retail store in the Chancheng District, Foshan City, Guangdong Province, China.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

Foreign Currency Translations

All Company assets are located in the PRC. The functional currency for the Company’s operations is the Renminbi (“RMB”).  The Company uses the United States Dollar (“US Dollar” or “US$” or “$”) for financial reporting purposes.  The financial statements of the Company have been translated into US dollars in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 830, “Foreign Currency Matters.”

Foreign Currency Translations (continued)

All asset and liability accounts have been translated using the exchange rate in effect at the balance sheet date.  Equity accounts have been translated at their historical exchange rates when the capital transactions occurred.  Statements of income and comprehensive income, changes in stockholders’ equity and cash flows have been translated using the average exchange rate for the periods presented.  Adjustments resulting from the translation of the Company’s financial statements are recorded as other comprehensive income.

The exchange rates used to translate amounts in RMB into US dollars for the purposes of preparing the financial statements are as follows:

GUANGDONG GEWANG BIOTECHNOLOGY CO., LTD

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED FEBRUARY 28, 2015 AND 2014 (UNAUDITED) (IN U.S. $)

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

	February 28, 2015	November 30, 2014

Balance sheet items, except for stockholders’ equity, as of period end	$ 0.1621	$ 0.1631
For the three months ended February 28,
	2015	2014
Amounts included in the statements of income and comprehensive income, changes in stockholders’ equity and cash flows for the periods presented	$ 0.1626	$ 0.1636

For the three months ended February 28, 2015 and 2014, foreign currency translation adjustments of $(20,177) and $1,128, respectively, have been reported as other comprehensive (loss) income. Other comprehensive (loss) income of the Company consists entirely of foreign currency translation adjustments.

Although government regulations now allow convertibility of the RMB for current account transactions, significant restrictions still remain. Hence, such translations should not be construed as representations that the RMB could be converted into US dollars at that rate or any other rate.

The value of the RMB against the US dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of the RMB may materially affect the Company’s financial condition in terms of US dollar reporting.

Revenue Recognition

Revenues were primarily derived from selling selenium related products, to contract distributors before January 2014, and includes revenue from its retail stores after January 2014. The Company’s revenue recognition policies comply with FASB ASC 605 “Revenue Recognition” and SEC SAB No.101. The Company recognizes product revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the price to the customer is fixed or determinable and (iv) collection of the resulting accounts receivable is reasonably assured. The Company recognizes revenue for product sales upon transfer of title to the customer. Customer purchase orders and/or contracts are generally used to determine the existence of an arrangement. Shipping documents and the completion of any customer acceptance requirements, when applicable, are used to verify product delivery. The Company assesses whether a price is fixed or determinable based upon the payment terms associated with the transaction and whether the sales price is subject to refund or adjustment.  The Company has no product returns or sales discounts and allowances because goods delivered and accepted by customers are normally not returnable.

GUANGDONG GEWANG BIOTECHNOLOGY CO., LTD

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED FEBRUARY 28, 2015 AND 2014 (UNAUDITED) (IN U.S. $)

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company’s revenues are comprised as follows:

	Three months ended February 28,
	2015	2014
	(Unaudited)	(Unaudited)

Wholesale	$627,983	$412,018
Retail	332,879	36,167

	$960,862	$448,185

Shipping Costs

Shipping costs incurred by the Company are recorded in selling expenses.  Shipping costs for the three months ended February 28, 2015 and 2014 were $9,135 and $7,693, respectively.

Advertising Costs

Advertising costs are charged to operations when incurred.  For the three months ended February 28, 2015 and 2014, advertising expense was $17,073 and $26,176, respectively.

Cash and Cash Equivalents

The Company considers all demand and time deposits and all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are recorded at the contract amount after deduction of trade discounts, allowances, if any, and do not bear interest.  The allowance for doubtful accounts, when necessary, is the Company’s best estimate of the amount of probable credit losses of accounts receivable.  The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions.

Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company does not have any off-balance-sheet credit exposure related to its customers.

The Company required a 30% advance from customers through December 31, 2014. Commencing in January 2015, an advance from customers is no longer required.  For the three months ended February 28, 2015 and year ended November 30, 2014, accounts receivable was $275,003 and $0, respectively.

GUANGDONG GEWANG BIOTECHNOLOGY CO., LTD

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED FEBRUARY 28, 2015 AND 2014 (UNAUDITED) (IN U.S. $)

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventory

Inventory, comprised principally of boxed Selenium Capsules, Selenium-glossy ganoderma Capsules and selenium powder, is valued at the lower of cost or market.  The value of inventories is determined using the first-in, first-out method.

The Company periodically estimates an inventory allowance for estimated unmarketable inventories.  Inventory amounts are reported net of such allowances, if any.  There were no allowances for inventory as of February 28, 2015 and November 30, 2014.

Fair Value of Financial Instruments

FASB ASC 820, “Fair Value Measurement,” defines fair value as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability.  The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity.

Prepaid Expenses

Prepaid expenses primarily consist of rent, consulting fees and licensing fees.

On January 5, 2011, the Company entered into a license agreement for the technology utilized for the manufacture of products from a third party. Under the terms, the Company is required to pay a fee of $97,860 (RMB 600,000) each year for five years from January 2011 to December 2015. The related prepaid licensing fees of $81,050 and 8,155 were included in prepaid expenses on the balance sheets respectively as of February 28, 2015 and November 30, 2014. The license provides for renewal options. Since this agreement requires the advance payment of the annual licensing fee, there is no minimum payments remaining under this agreement.

Advance from Customers

There are no advances from customers as of February 28, 2015. For the year ended November 2014, the advance from customers consists of a payment received from an unrelated third party on a sales contract entered into in November 2014.  The contract was completed upon delivery of products to the customer in December 2014.

Impairment of Long-Live Assets

The Company applies FASB ASC 360, “Property, Plant and Equipment,” which addresses the financial accounting and reporting for the recognition and measurement of impairment losses for long-lived assets.  In accordance with ASC 360, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The Company will recognize the impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to those assets.  No impairment of long-lived assets was recognized for the three months ended February 28, 2015 and 2014.

GUANGDONG GEWANG BIOTECHNOLOGY CO., LTD

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED FEBRUARY 28, 2015 AND 2014 (UNAUDITED) (IN U.S. $)

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Statutory Reserve Fund

Pursuant to corporate law of the PRC, the Company is required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory reserve fund until such reserve balance reaches 50% of the Company’s registered capital.  The statutory reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or used to increase registered capital, provided that the remaining reserve balance after use is not less than 25% of registered capital.  For the three months ended February 28, 2015 and the year ended November 30, 2014, a statutory reserve of $36,896 and $79,365, respectively, were required to be allocated by the Company.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, “Income taxes” (“ASC 740”), which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes.  Deferred tax assets and liabilities represent the future tax consequences for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  Deferred taxes are also recognized for operating losses that are available to offset future taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  As of February 28, 2015, and November 30, 2014, the Company has no deferred tax assets or liabilities.

ASC 740 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position would be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.  ASC 740 also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, and accounting for interest and penalties associated with tax positions.  As of February 28, 2015 and November 30, 2014, the Company does not have a liability for any unrecognized tax benefits.

3.

RECENTLY ISSUED ACCOUNTING STANDARDS

In August 2014, the FASB issued authoritative guidance that requires an entity’s management to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern and requires additional disclosures if certain criteria are met. This guidance is effective for fiscal periods ending after December 15, 2016, with early adoption permitted. This accounting standard update is not expected to have any impact on the Company’s consolidated financial statements.

In June 2014, FASB issued ASU No. 2014-12, “Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period”. ASU 2014-12 requires a reporting entity to treat a performance target that affects vesting and that could be achieved after the requisite service period as a performance condition. It is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2015. Early adoption is permitted. This accounting standard update is not expected to have a material impact on the Company’s consolidated financial statements.

GUANGDONG GEWANG BIOTECHNOLOGY CO., LTD

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED FEBRUARY 28, 2015 AND 2014 (UNAUDITED) (IN U.S. $)

3.

RECENTLY ISSUED ACCOUNTING STANDARDS (continued)

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers”, which supersedes the revenue recognition requirements in ASC 605, “Revenue Recognition”.  The core principle of this updated guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.  The new rule also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract.  This guidance is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period.  Companies are permitted to adopt this new rule following either a full or modified retrospective approach.  Early adoption is not permitted. The Company has not yet determined the potential impact of this updated authoritative guidance on its financial statements.

4.

RELATED PARTY TRANSACTION

The Company obtained demand loans from one of its stockholders which are non-interest bearing.  The loan of $ 19,753 as of February 28, 2015 and $6,417 as of November 30, 2014 are reflected as loans from stockholder

5.

FAIR VALUE OF FINANCIAL INSTRUMENTS

FASB ASC 820, “Fair Value Measurement,” specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs).  In accordance with ASC 820, the following summarizes the fair value hierarchy:

Level 1 Inputs – Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

Level 2 Inputs – Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3 Inputs – Inputs based on prices or valuation techniques that are both significant and unobservable to the overall fair value measurements.

ASC 820 requires the use of observable market data, when available, in making fair value measurements.  When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurements.

Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.  As of February 28, 2015 and November 30, 2014, none of the Company’s assets and liabilities were required to be reported at fair value on a recurring basis.  Carrying values of non-derivative financial instruments, including cash, receivables, prepaid expenses, payables and accrued liabilities, approximate their fair values due to the short term nature of these financial instruments.  There were no changes in methods or assumptions during the periods presented.

GUANGDONG GEWANG BIOTECHNOLOGY CO., LTD

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED FEBRUARY 28, 2015 AND 2014 (UNAUDITED) (IN U.S. $)

6.

LEASES

The Company leases its warehouse/office under a one-year operating lease from an unrelated third party, expiring on July 31, 2015, with a renewal option and required the Company to pay the total rent in advance for one year of $80,107 (RMB 492,000).  The Company also leases its Chancheng store from an unrelated third party.  The lease expires on August 31, 2015 and has a renewal option. The lease required the Company to pay the rent in advance for one year of $44,938 (RMB 276,000).  Since these leases required the advance payment of the annual rent, there are no minimum payments remaining under these leases.

Rent expense for the three months ended February 28, 2015 and 2014 was $31,219 and $2,473, respectively.

7.

FIXED ASSETS

Fixed assets are summarized as follows:

	February 28, 2015	November 30, 2014
	(Unaudited)

Electronic Equipment	$ 25,983	$ 25,410
Motor vehicles	72,394	72,840
Office Equipments	6,711	6,752

	105,088	105,002
Less: accumulated depreciation	(62,797)	(56,818)

Fixed Assets - net	$ 42,291	$ 48,184

For the three months ended February 28, 2015 and 2014, depreciation expense was $6,347 and $6,486 respectively.

8.

INCOME TAXES

The provision for income taxes consisted of the following:

	Three months ended February 28,
	2015	2014
	(Unaudited)	(Unaudited)

Current	$122,987	$39,831
Deferred	-	-

	$122,987	$39,831

The Company did not generate any income in the United States or otherwise have any U.S. taxable income.

GUANGDONG GEWANG BIOTECHNOLOGY CO., LTD

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED FEBRUARY 28, 2015 AND 2014 (UNAUDITED) (IN U.S. $)

9.

CONCENTRATION OF CREDIT AND BUSINESS RISK

Substantially all of the Company’s assets and bank accounts are in banks located in the PRC and are not covered by protection similar to that provided by the FDIC on funds held in United States banks.

For the three months ended February 28, 2015 and 2014, there were no customers which accounted for 10% or more of revenues. Accounts receivable as of February 28, 2015 is comprised of eight customers, the largest accounting for 16%. There was no accounts receivable as of November 30, 2014.

Unaudited Pro Forma Condensed Consolidated Financial Information

On April 6, 2015, Gewang Selenium Enrichment Information Consulting (Shenzhen) Co., Ltd. (“Gewang Selenium”) entered into a series of contractual arrangements (“VIE agreements”) pursuant to which 95% of the economic benefits of Guangdong Gewang Biotechnology Co., Ltd. (“Guangdong Gewang”), a company in the Peoples’ Republic of China (“PRC”), would flow directly to Gewang Selenium and Gewang Selenium receives an additional payment of approximately US$1,621 (RMB10,000) monthly.  Gewang Selenium is a wholly-owned subsidiary of Hong Kong Gewang Holdings Group Limited (“Hong Kong Gewang”), a Hong Kong company.  On May 28, 2012, Biotechnology International Holding Ltd., a British Virgin Islands company (“Biotechnology International”) acquired 100% of the issued and outstanding shares of Hong Kong Gewang and Hong Kong Gewang became a wholly-owned subsidiary of Biotechnology International.

On April 20, 2015, a share exchange agreement (“Share Exchange Agreement”) was signed among China Gewang Biotechnology, Inc., a Nevada corporation (“China Gewang”), Biotechnology International, Hong Kong Gewang and the stockholders of Biotechnology International (“Biotechnology International Shareholders”).  The closing of the transaction (“Closing”) took place on April 20, 2015 (“Closing Date”).

On the Closing Date, pursuant to the terms of the Share Exchange Agreement, China Gewang acquired 100% of the issued and outstanding shares of Biotechnology International from the Biotechnology International Shareholders in exchange for the transfer of 32,000,000 shares of China Gewang (the “Exchange”).  On the Closing Date, Biotechnology International became a wholly-owned subsidiary of China Gewang.

The share exchange transaction constituted a reverse takeover transaction.  Biotechnology International is considered the acquirer for accounting and financial reporting purposes.  The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

The following unaudited pro forma condensed consolidated income statements have been derived from the unaudited statement of operations and comprehensive income of China Gewang for the three months ended March 31, 2015, audited statement of operations and comprehensive income of China Gewang for the year ended December 31, 2014, the unaudited statement of income and other comprehensive income of Guangdong Gewang for the three months ended February 28, 2015 and the audited statement of income and other comprehensive income of Guangdong Gewang for the year ended November 30, 2014 and adjusts such information to give the effect as if the foregoing transactions occurred on December 1, 2013.

The following unaudited pro forma consolidated balance sheet has been derived from the unaudited balance sheet of China Gewang as of March 31, 2015 and the unaudited balance sheet of Guangdong Gewang as of February 28, 2014, and adjusts such information to give the effect as if the foregoing transactions occurred on March 31, 2015.

All of the following financial statements are presented in U.S. dollars.

Unaudited Pro Forma Condensed Consolidated Income Statements

For the three months ended March 31, 2015

(U.S. Dollars)

For the three months ended 3/31/15

	China Gewang	Guangdong Gewang		Pro Forma Adjustments
	(A)	(D)		Debits		Credits	Pro Forma

Sales	$ -	$ 960,862		$ -		$ -	$ 960,862
Cost of Sales	-	262,358		-		-	262,358

Gross profit	-	698,504		-		-	698,504

Operating expenses
Selling and marketing	-	153,968					153,968
General and administrative	2,000	55,023	(A)	4,875	(C)	351,918	57,023
95% income paid to WFOE			(B)	347,043

Total operating expenses	2,000	208,991					210,991

Operating income	(2,000)	489,513

Other Income
Interest income	-	2,440					2,440
WFOE income from VIE			(C)	351,918	(A)	4,875
					(B)	347,043	347,043

Income (loss) before provision for income taxes	(2,000)	491,953					836,996
Provision for income taxes	-	122,987					122,987

Net income (loss) before noncontrolling interests	(2,000)	368,966					714,009
Noncontrolling interests	-				(D)	18,448	18,448

Net income (loss) attributable to common shareholders	$ (2,000)	$ 368,966					$ 695,560

Net income (loss) per share, basic and diluted	$ (0.00)		$ 0.20

Weighted average shares outstanding, basic and diluted	3,500,000	-	3,500,000

A. Adjustment to reflect the consulting fee to be paid by Guangdong Gewang to Gewang Consulting per the VIE agreement.
B. Adjustment to reflect the 95% income paid by Guangdong Gewang to Gewang Consulting per the VIE agreement.
C. Adjustment to reflect elimination of intercompany transaction.
D. Adjustment to record the noncontrolling interests.

Unaudited Pro Forma Condensed Consolidated Income Statements

For the twelve months ended December 31, 2014

(U.S. Dollars)

For the year ended 12/31/14

	China Gewang	Guangdong Gewang		Pro Forma Adjustments
	(A)	(D)		Debits		Credits	Pro Forma

Sales	$ -	$ 2,368,016		$ -		$ -	$ 2,368,016
Cost of Sales	-	725,449		-		-	725,449

Gross profit	-	1,642,567		-		-	1,642,567

Operating expenses
Selling and marketing	-	473,670					473,670
General and administrative	30,935	119,219	(A)	19,500	(C)	759,580	150,154
95% income paid to WFOE			(B)	740,080
						\
Total operating expenses	30,935	592,889					623,824

Operating income	(30,935)	1,049,678					1,018,743

Other income (expenses)

Interest income (expenses)	(5,631)	8,531					2,900
WFOE income from VIE			(C)	759,580	(A)	19,500
					(B)	740,080	(740,080)

Income (loss) before provision for income taxes	(36,566)	1,058,209					1,021,643
Provision for income taxes	-	264,553					264,553

Net income (loss) before noncontrolling interests	(36,566)	793,656					757,090
Noncontrolling interests	-				(D)	38,952	38,952

Net income (loss) attributable to common shareholders	$ (36,566)	$ 793,656		$ -			$ 718,139

Net income (loss) per share, basic and diluted	$ (0.01)		$ -	$ -	$ 0.21

Weighted average shares outstanding, basic and diluted	3,500,000	-			3,500,000

A. Adjustment to reflect the consulting fee to be paid by Guangdong Gewang to Gewang Consulting per the VIE agreement.
B. Adjustment to reflect the 95% income paid by Guangdong Gewang to Gewang Consulting per the VIE agreement.
C. Adjustment to reflect elimination of intercompany transaction.
D. Adjustment to record the noncontrolling interests.

Unaudited Pro Forma Consolidated Balance Sheet at March 31, 2015

(U.S. Dollars)

	China Gewang	Guangdong Gewang	Pro Forma Adjustments
ASSETS	(A)	(D)	Debits	Credits	Pro Forma

Current assets:
Cash	$ -	$ 2,964,808			$ 2,964,808
Accounts receivable	-	275,003			275,003
Inventory	-	76,408
Prepaid expenses and other current assets	-	216,890			216,890

Total current assets	-	3,533,109			3,533,109

Property, plant and equipment, net	-	42,291			42,291

TOTAL ASSETS	$ -	$ 3,575,400			$ 3,575,400

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

Current liabilities:
Accounts payable	$ 9,225	$ -			$ 9,225
Taxes payable	-	87,260			87,260
Loans from stockholders	-	19,753			19,753
Other accounts payable	-	564			564
Accrued expenses and other payables	-	13,357			13,357

Total current liabilities	9,225	120,934			130,159

Stockholders' equity (deficiency):
Common stock, $.001 Par; 7,500,000 shares authorized; 3,500,000 shares issued and outstanding	3,500				3,500

Less: subscriptions receivable
					-
Registered capital		1,582,000	(E)	1,502,900

			(F)	79,100			-
Additional paid-in capital	191,985		(G)	204,710	(E)	1,502,900
							1,490,175

Retained earnings	(204,710)	1,648,295	(F)	82,415	(G)	204,710	1,565,880

Statutory reserve fund		181,350					181,350
Other comprehensive income		42,821	(F)	2,141			40,680

Stockholders' equity (deficiency) before noncontrolling interests	(9,225)	3,454,466		1,871,266		1,707,610	3,281,585

Noncontrolling interests	-	-		-	(F)	163,656	163,656

Total stockholders' equity (deficiency)	(9,225)	3,454,466		1,871,266		1,871,266	3,445,241

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)	$ 0	$ 3,575,400		$ 1,871,266		$ 1,871,266	$ 3,575,400

E. Adjustments to reflect Share Exchange in the reverse merger transaction.
F. Adjustment to record the noncontrolling interests.
G. Adjustment to retained earnings to reflect the reverse merger.